                       COLLABORATION AND LICENSE AGREEMENT


                                      AMONG


                        GENOME THERAPEUTICS CORPORATION,


                              SCHERING CORPORATION

                                       AND

                              SCHERING-PLOUGH LTD.



                          dated as of December 20, 1996

                                TABLE OF CONTENTS


 ARTICLE  1.       DEFINITIONS..........................................................................  1
          1.1.     "Additional Gene Information"........................................................  1
          1.2.     "Affiliate"..........................................................................  1
          1.3.     "Asthma".............................................................................  2
          1.4.     "[*] Research Milestone".............................................................  2
          1.5.     "Asthma Gene Sequence"...............................................................  2
          1.6.     "CRO Agreement"......................................................................  2
          1.7.     "Contract Year"......................................................................  2
          1.8.     "Development Candidate"..............................................................  2
          1.9.     "Diagnostic Product".................................................................  2
          1.10.    "Event of Default"...................................................................  2
          1.11.    "FDA"................................................................................  2
          1.12.    "First Commercial Sale"..............................................................  2
          1.13.    "Gene Patent Rights".................................................................  3
          1.14.    "Gene Sequence"......................................................................  3
          1.15.    "IND"................................................................................  3
          1.16.    "Lead Compound"......................................................................  3
          1.17.    "Licensed Asthma Gene Sequences".....................................................  3
          1.18.    "Major Market Country"...............................................................  3
          1.19.    "NDA"................................................................................  3
          1.20.    "Net Sales"..........................................................................  3
          1.21.    "Overall Research Plan"..............................................................  4
          1.22.    "Product"............................................................................  4
          1.23.    "Product Category"...................................................................  5
          1.24.    "Product Patent Rights"..............................................................  5
          1.25.    "Proof of Principle Trial"...........................................................  5
          1.26.    "Research Agreements"................................................................  5
          1.27.    "Research Collaboration".............................................................  5
          1.28.    "Southampton Agreement"..............................................................  5
          1.29.    "Third Party"........................................................................  5
          1.30.    "Valid Claim"........................................................................  6

 ARTICLE  2.       SCOPE AND STRUCTURE OF THE COLLABORATION.............................................  6
          2.1.     General..............................................................................  6
          2.2.     [*] Acknowledgment of Other Collaborations...........................................  6

 ARTICLE  3.       LICENSE GRANTS; MARKETING RIGHTS.....................................................  6
          3.1.     Grant of Rights by GTC to SC.........................................................  6
                   3.1.1.   Exclusive Grant of Rights...................................................  6
                   3.1.2.   Sublicenses.................................................................  6
          3.2.     Reservation of Rights................................................................  7
          3.3.     Grant of Rights by SC to GTC.........................................................  7
          3.4.     No Grant of Other Technology or Patent Rights........................................  7

*Confidential Treatment Requested


                               (i)

 ARTICLE  4.       CONDUCT OF THE RESEARCH COLLABORATION................................................  8
          4.1.     Obligations of the Parties...........................................................  8
                   4.1.1.   Reasonable Efforts..........................................................  8
                   4.1.2.   Completion and Approval of Asthma Gene Sequences............................  8
                   4.1.3.   Deliveries by GTC...........................................................  8
          4.2.     Access to Data, Information Exchange and Reports.....................................  8
          4.3.     Term of Research Collaboration; Level of Effort by GTC Scientists....................  9
          4.4.     Availability of Employees............................................................  9
          4.5.     Joint Research Committee.............................................................  9
                   4.5.1.   Research Plan...............................................................  9
                   4.5.2.   Annual Research Plans.......................................................  9
                   4.5.3.   Periodic Reviews............................................................ 10
                   4.5.4.   Membership of Joint Research Committee...................................... 10
                   4.5.5.   Joint Research Committee Meetings........................................... 10
                   4.5.6.   Decision Making............................................................. 11
          4.6.     Joint Patent Committee............................................................... 11

 ARTICLE  5.       DEVELOPMENT AND MARKETING DUE DILIGENCE.............................................. 11
          5.1.     Diligent Discovery Efforts........................................................... 11
                   5.1.1.   Discovery Efforts by SC..................................................... 11
                   5.1.2.   Release of a Product Category............................................... 11
                   5.1.3.   [*]......................................................................... 12
                   5.1.4.   [*]......................................................................... 12
                   5.1.5.   SC Failure to Exploit a Product Category.................................... 13
          5.2.     Diligent Development Efforts......................................................... 14
          5.3.     Diligent Marketing and Distribution Efforts.......................................... 14
          5.4.     Reports.............................................................................. 15

 ARTICLE  6.       PAYMENTS............................................................................. 15
          6.1.     License and Other Fees............................................................... 15
                   6.1.1.   Initial Fees................................................................ 15
          6.2.     Milestone Payments................................................................... 15
                   6.2.1.  New Gene Payments............................................................ 15
                   6.2.2.   SC Milestone Payments....................................................... 15
          6.3.     Research Funding..................................................................... 16
                   6.3.1.   Annual Fee.................................................................. 16
                   6.3.2.   Additional Research Contributions and [*] Research Milestone Payments....... 16
                   6.3.3.   Additional Expenditures..................................................... 17
          6.4.     Royalties Payable by SC and its Affiliates and Sublicensees.......................... 17
                   6.4.1.   Royalties on Net Sales of the Products...................................... 18
                   6.4.2.   Sublicenses................................................................. 18
                   6.4.3.   Adjustments for Third Party Royalties....................................... 18
                   6.4.4.   Royalty Reports, Exchange Rates............................................. 18
                   6.4.5.   Audits...................................................................... 19
                   6.4.6.   Royalty Payment Terms....................................................... 19
          6.5.     Withholding Taxes.................................................................... 20

*Confidential Treatment Requested

                                      (ii)

          6.6.     Blocked Currency.  .................................................................. 20
          6.7.     Interest on Late Payments............................................................ 20
          6.8.     Allocation of Payments............................................................... 20
          6.9.     Manner of Payment.................................................................... 20


 ARTICLE  7.       INTELLECTUAL PROPERTY................................................................ 20
          7.1.     Ownership of Intellectual Property................................................... 20
          7.2.     Filing, Prosecution and Maintenance of Product Patent Rights......................... 21
                   7.2.1.   Prosecution and Maintenance of Product Patent Rights........................ 21
                   7.2.2.   Abandonment; Failure to Pay................................................. 22
                   7.2.3.   Cooperation................................................................. 22
          7.3.     Infringement by Others; Prosecution by SC............................................ 22
          7.4.     Infringement by Others; Prosecution by GTC........................................... 22
          7.5.     Cooperation in Infringement Actions.................................................. 23
          7.6.     Trademarks........................................................................... 23

 ARTICLE  8.       CONFIDENTIALITY...................................................................... 23
          8.1.     Nondisclosure Obligations............................................................ 23
                   8.1.1.   General..................................................................... 23
                   8.1.2.   Limitations................................................................. 23
          8.2.     Samples.............................................................................. 24
          8.3.     Injunctive Relief.................................................................... 24
          8.4.     SC Control of Publications........................................................... 24

 ARTICLE  9.       REPRESENTATIONS AND WARRANTIES....................................................... 25
          9.1.     Representations, Warranties and Covenants of GTC..................................... 25
          9.2.     Representations, Warranties and Covenants of SC...................................... 26
          9.3.     Validity and Scope................................................................... 26
          9.4.     Warranty Disclaimer.................................................................. 26
          9.5.     Limited Liability.................................................................... 27

 ARTICLE  10.      INDEMNITY............................................................................ 27
          10.1.    SC Indemnity Obligations............................................................. 27
          10.2.    Limitation on SC Indemnity Obligations............................................... 27
          10.3.    Procedure............................................................................ 27
          10.4.    Insurance............................................................................ 28

 ARTICLE  11.      EXPIRATION AND TERMINATION........................................................... 28
          11.1.    Expiration........................................................................... 28
                   11.1.1.  Term of Research Collaboration.............................................. 28
                   11.1.2.  Term of Agreement........................................................... 28
          11.2.    Events of Default.................................................................... 28
                   11.2.1.  Default by Either Party..................................................... 28
                   11.2.2.  Default by SC............................................................... 28
          11.3.    Effect of an Event of Default........................................................ 29
                   11.3.1.  Remedies Available to GTC................................................... 29
                   11.3.2.  Remedies Available to SC.................................................... 30


                                          (iii)

          11.4.    Effect of Expiration or Termination of Research Collaboration........................ 30
          11.4.1.  Effect of Expiration or Termination of Agreement..................................... 30
                   11.4.2.  Survival of Provisions Upon Expiration...................................... 30
                   11.4.3.  Survival of Provisions Upon Termination..................................... 30

 ARTICLE  12.      PROVISIONS FOR INSOLVENCY............................................................ 31
          12.1.    General.............................................................................. 31
          12.2.    Rejection of Agreement in Title 11................................................... 31
          12.3.    Additional Rights.................................................................... 31

 ARTICLE  13.      MISCELLANEOUS........................................................................ 32
          13.1.    Force Majeure........................................................................ 32
          13.2.    Assignment........................................................................... 32
          13.3.    Severability......................................................................... 32
          13.4.    Notices.............................................................................. 33
          13.5.    Applicable Law....................................................................... 33
          13.6.    Dispute Resolution................................................................... 34
          13.7.    Entire Agreement..................................................................... 34
          13.8.    Publicity............................................................................ 34
          13.9.    Headings............................................................................. 35
          13.10.  Independent Contractors............................................................... 35
          13.11.  Agreement Not to Solicit Employees.................................................... 35
          13.12.  Exports............................................................................... 35
          13.13.  Waiver................................................................................ 35
          13.14.  Counterparts.......................................................................... 35



Exhibit A         Draft Overall Research Plan
Exhibit B         Research Milestones
Exhibit C         Form of Material Transfer Agreement
Exhibit D-1       Clinical Trial Research Agreement between GTC and International Medical
                  Technical Consultants, Inc.
Exhibit D-2       Sponsored Research Agreement between GTC and University of Southampton
Exhibit D-3       Exclusive License Agreement between GTC and University of Southampton
Exhibit E         Rules of Arbitration

                                      (iv)

                       COLLABORATION AND LICENSE AGREEMENT


         THIS COLLABORATION AND LICENSE AGREEMENT (the "Agreement") is dated as of December 20, 1996 (the "Effective Date") and is made by and among GENOME THERAPEUTICS CORPORATION, a Massachusetts corporation having its principal place of business at 100 Beaver Street, Waltham, Massachusetts 02154 U.S.A. ("GTC") and SCHERING CORPORATION, a New Jersey corporation having its principal place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 and SCHERING-PLOUGH LTD., a Swiss corporation having its principal place of business at Toepferstrasse 5, CH-6004, Lucerne, Switzerland (together with Schering Corporation, "SC"). GTC and SC are sometimes referred to herein individually as a party and collectively as the parties.


                                 R E C I T A L S

         WHEREAS, GTC is involved in research programs regarding the use of positional cloning to discover human genes, an objective of which is to discover potential biological targets for use in drug discovery; and

         WHEREAS, SC is interested in funding and collaborating with GTC for the development, manufacture and sale of novel human therapeutics relating to asthma; and

         WHEREAS, GTC is willing to provide to SC gene sequences relating to asthma and enter into such a collaboration upon the terms and conditions set forth below;

         NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:


                             ARTICLE 1. DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article 1 shall have the meanings specified below:

         1.1. "Additional Gene Information" shall mean (i) information related to Asthma Gene Sequences or other Gene Sequences which is discovered or developed by GTC during the term of the Research Collaboration (collectively "GTC Gene Information") and (ii) information related to GTC Gene Information which is discovered or developed by SC through a material use of GTC Gene Information during the term of the Research Collaboration and thereafter [*]

         1.2. "Affiliate" shall mean any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent

*Confidential Treatment Requested

(50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity. Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

         1.3. "Asthma" shall mean the disease state customarily described as asthma [*]

         1.4. "[*] Research Milestone" shall mean the milestones set forth in Exhibit B hereto.

         1.5. "Asthma Gene Sequence" shall mean a gene discovered by GTC to be associated with Asthma [*] which is [*] sequenced by GTC and confirmed by the Joint Research Committee as described in Section 4.1.2 hereof.

         1.6. "CRO Agreement" shall mean the Clinical Trial Research Agreement between GTC and International Medical Technical Consultants, Inc. [*] for use in the Research Collaboration; a copy of which is attached as Exhibit D-1.

         1.7. "Contract Year" shall mean each twelve (12) month period starting on (i) the Effective Date in the case of the first Contract Year and (ii) the anniversary of the Effective Date for each subsequent Contract Year.

         1.8. "Development Candidate" shall mean any compound, including a Lead Compound, (i) designated by the Schering-Plough Research Institute Project Assessment Committee or its successor for full clinical development or (ii) with respect to which SC, its Affiliates, sublicensees or designees have initiated an in vivo toxicology program necessary to obtain approval for use of such compound in human clinical trials.

         1.9. "Diagnostic Product" shall mean any device, product, process, substance, composition or service intended to predict, detect, or identify a disease or determine the presence of a pathologic condition in a human (whether related to Asthma or not).

         1.10. "Event of Default" shall have the meanings set forth in Section
11.2 hereof.

         1.11. "FDA" shall mean the United States Food and Drug Administration.

         1.12. "First Commercial Sale" of a Product in a country shall mean the first for profit sale for use or consumption by the general public of a Product in such country after the required marketing and pricing and/or pricing reimbursement approvals for such country have been obtained.

*Confidential Treatment Requested

         1.13. "Gene Patent Rights" shall mean Product Patent Rights covering Licensed Asthma Gene Sequences.

         1.14. "Gene Sequence" shall mean any actual gene sequence associated with Asthma and the protein product encoded by such sequenced gene.

         1.15. "IND" shall mean an investigational new drug application or its equivalent filed with the FDA and necessary for beginning clinical trials in humans, or any comparable application filed with the regulatory authorities of a country other than the United States prior to beginning clinical trials in humans in that country, with respect to Products.

         1.16. "Lead Compound" shall mean a biological or chemical compound, therapy or modality with respect to which SC, its Affiliates, sublicensees or designees have initiated a program of optimization.

         1.17. "Licensed Asthma Gene Sequences" shall mean, collectively, the Asthma Gene Sequences and Additional Gene Information, as such may be supplemented from time to time as provided herein.

         1.18. "Major Market Country" shall mean one or more of: (i) the United States; (ii) Japan; (iii) at least two countries selected from France, Italy, Germany and the United Kingdom.

         1.19. "NDA" shall mean a new drug application or product license application or its equivalent filed with the FDA after completion of human clinical trials to obtain marketing approval for a Product, or any comparable application filed with the regulatory authorities of a country other than the United States, including, where applicable, any applications for pricing and/or price reimbursement.

         1.20. "Net Sales" shall mean the gross invoice price for Products sold by SC or its Affiliates or sublicensees to a Third Party customer less the reasonable and customary accrual-basis deductions from such gross amounts for:
(i) normal and customary trade, cash and other discounts, allowances and credits; (ii) credits or allowances actually granted for damaged goods, returns or rejections of Products and retroactive price reductions; (iii) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sales of Products including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, which are included in billing amount; (iv) freight, postage, shipping, customs duties and insurance charges which are included in the billing amount; (v) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (vi) [*] and (vii) [*]

*Confidential Treatment Requested

[*] The transfer of Products by SC or one of its Affiliates to (i) another Affiliate of SC or (ii) a sublicensee of SC shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate or sublicensee to its Third Party customer, less the deductions allowed under this Section. Every other commercial use or disposition of Products by SC or its Affiliates or sublicensees of SC in barter or similar transactions, not including samples, shall be considered a sale of the Products at the weighted average Net Sales price for Products during the preceding quarter.

         In the event that a Product is sold in the form of a combination product containing such Product and one or more other active ingredients which is not by itself a Product (a "Combination Product"), Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Product if sold separately by SC, an Affiliate or a sublicensee and containing a Product as the only active ingredient and B is the invoice price of any other active component or components in the Combination Product if sold separately by SC, an Affiliate or a sublicensee. In the event that the Product is sold in the form of a Combination Product containing such Product and one or more other active ingredients which is not by itself a Product and one or more of such other active ingredients of the Combination Product are not sold separately, then the above formula shall be modified such that A shall be the total manufacturing cost to SC, its Affiliate or sublicensee of the Product and B shall be the total manufacturing cost to SC, its Affiliate, sublicensee or other supplier of any other active component or components in the Combination Product. Notwithstanding the foregoing, (i) active ingredients shall not include diluents, vehicles or adjuvants and (ii) in no event shall Net Sales for any Combination Product calculated under this provision be less than fifty percent of the invoice price of such Combination Product.

         In the event that SC, its Affiliates or sublicensees sell Products pursuant to an agreement with an independent customer specifying, for a combination of products or services, a single price, other terms of purchase not separately identifying either a price per product or the effective deductions referred to above per product or a price for units of the Products which is discounted below SC's, its Affiliates' or its sublicensee's standard invoice price per unit of the Products by at least five (5) percentage points more than the amount that any other product or service included in the arrangement is discounted below such other product's or service's standard invoice price, then GTC and SC will determine a mutually agreeable method of calculation so that a fair and reasonable portion of the aggregate purchase price is allocated to the Product(s) included in any such arrangement.

         1.21. "Overall Research Plan" shall mean the research plan agreed upon by the Joint Research Committee pursuant to Section 4.5.1 hereof, as it may be subsequently amended, improved or modified from time to time, the draft of which is attached hereto as Exhibit A (the "Draft Overall Research Plan").

         1.22. "Product" shall mean any therapeutic pharmaceutical product (excluding any Diagnostic Product) used to treat Asthma which (i) contains a component which is covered

*Confidential Treatment Requested
by one or more Valid Claims included within the Product Patent Rights or (ii) contains a component discovered or developed during the Research Collaboration by SC and/or GTC through a material use of the Licensed Asthma Gene Sequences, or (iii) which is discovered by SC through a material use of the Licensed Asthma Gene Sequences provided to SC under this Agreement at any time during the term of the Research Collaboration and thereafter [*]

         1.23. "Product Category" shall mean any one of the following four categories of therapeutic modalities for Products: (i) small molecule products,
(ii) gene therapy products, (iii) protein therapeutic products, and (iv) antisense products.

         1.24. "Product Patent Rights" shall mean (a) the United States and foreign patent applications filed covering Products (including components thereof) or the manufacture of Products or biological targets discovered and/or developed based upon the Research Collaboration or during the course of SC's performance of its development obligations under Article 5 of this Agreement,
(b) any United States patents and foreign patents issuing from such patent applications and (c) any continuations, continuations-in-part directed to subject matter specifically described in such patent applications, divisionals, patents of addition, renewals, registrations, confirmations, reexaminations, reissues, extensions or provisional applications of any of the foregoing. Product Patent Rights shall not include any of the foregoing to the extent that they are specifically directed to and cover Diagnostic Products.

         1.25. "Proof of Principle Trial" shall mean a placebo-controlled Phase II clinical study conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug. A Proof of Principle Trial shall be deemed to be successfully completed if it provides [*]

         1.26. "Research Agreements" shall mean, collectively, the CRO Agreement and the Southampton Agreement.

         1.27. "Research Collaboration" shall mean the period of time during which GTC alone or GTC and SC shall perform the work described under the Research Plan, which period may be extended pursuant to the terms of this Agreement. The first day of the Research Collaboration shall be deemed to be the Effective Date.

         1.28. "Southampton Agreement" shall mean the Sponsored Research Agreement between GTC and the University of Southampton; a copy of which is attached as Exhibit D-2.

         1.29. "Third Party" shall mean any entity other than GTC or SC and their respective Affiliates.

*Confidential Treatment Requested

         1.30. "Valid Claim" shall mean a claim of a patent application or a patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which is not subject to appeal.


               ARTICLE 2. SCOPE AND STRUCTURE OF THE COLLABORATION

         2.1. General. GTC and SC wish to establish a collaborative alliance to develop Products. During the course of this collaboration, GTC and SC shall communicate regularly and shall assume different rights and responsibilities for the development of Products, all as more specifically described below.

         2.2. [*] Acknowledgment of Other Collaborations. SC acknowledges that GTC is currently engaged in certain research collaborations with Third Parties and intends to enter into additional research collaborations in the future. [*]


                   ARTICLE 3. LICENSE GRANTS; MARKETING RIGHTS

         3.1.     Grant of Rights by GTC to SC.

                  3.1.1. Exclusive Grant of Rights. Subject to the terms of this Agreement, GTC hereby grants to SC the right of exclusive access to (i) the Licensed Asthma Gene Sequences, (ii) information made available to GTC under the Research Agreements, and (iii) the exclusive worldwide right and license under the Product Patent Rights maintained in GTC's name pursuant to Subsection 7.2.1., to research, develop, use, manufacture, have manufactured, market, promote, import, export, sell and have sold Products. The rights granted to SC in this Subsection 3.1.1. shall survive the termination or expiration of the Research Collaboration and continue for the entire term of this Agreement.

                  3.1.2. Sublicenses. SC shall have the right to grant sublicenses under the Licensed Asthma Gene Sequences to Affiliates of SC and, with the prior written consent of GTC which shall not be unreasonably withheld, to Third Parties, provided, however, that each such Third Party sublicensee shall execute a written agreement pursuant to which it assumes the applicable obligations of SC hereunder.

*Confidential Treatment Requested

         3.2. Reservation of Rights. Notwithstanding the rights granted to SC under this Article 3, GTC at all times reserves the right to use the Licensed Asthma Gene Sequences and the information developed under the Research Agreements to research, develop, use, manufacture, have manufactured, and sell Diagnostic Products, and products other than Products, including, subject to the provisions of this Section, the right to grant licenses and/or sublicenses with respect to any such intellectual property rights for such purpose. Notwithstanding the foregoing, GTC shall not grant any licenses and/or sublicenses pursuant to this Section without [*]

         3.3. Grant of Rights by SC to GTC. To the extent that it is free to do so, SC grants to GTC a royalty free, exclusive worldwide right and license with the right to sublicense, under its interest in all Gene Patent Rights to develop and commercialize Diagnostic Products. The rights granted to GTC in this Section
3.3 shall survive the termination of this Agreement and continue for the full unexpired term of any Gene Patent Right. In addition, in the event that GTC notifies SC in writing of a need by GTC or a sublicensee of GTC, reasonably demonstrated to SC, to be licensed under SC's interest in any Product Patent Rights not included in the Gene Patent Rights for the purpose of developing Diagnostic Products, SC shall grant to GTC a license under any Product Patent Rights that would otherwise be infringed by GTC's or its sublicensee's development or commercialization of such Diagnostic Products, on the terms set forth in this Section for the Gene Patent Rights, which grant shall not be unreasonably withheld.

         3.4. No Grant of Other Technology or Patent Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, patent applications, genomic sequence data, products, or biological materials of the other party, including items owned, controlled or developed by the other party, or transferred by the other party to said party, at any time pursuant to this Agreement. Any compounds, technology or know-how derived, developed or acquired by either party independent of the Licensed Asthma Gene Sequences and/or the Research Collaboration shall be the property of such party.

*Confidential Treatment Requested

                ARTICLE 4. CONDUCT OF THE RESEARCH COLLABORATION

         4.1.     Obligations of the Parties.

                  4.1.1. Reasonable Efforts. During the Research Collaboration and thereafter, each of the parties agrees to use its respective commercially reasonable efforts to perform its obligations under the Overall Research Plan, each Annual Research Plan and this Agreement in a timely manner.

                  4.1.2. Completion and Approval of Asthma Gene Sequences. Upon the discovery and sequencing of each gene associated with Asthma pursuant to the Overall Research Plan and the Annual Research Plans, GTC shall provide to the Joint Research Committee, as described below, a written statement claiming the discovery and sequencing of such gene supported by adequate documents providing reasonable detail concerning the completion of such sequencing. Within thirty
(30) days following receipt by the Joint Research Committee of such written statement from GTC, the Joint Research Committee shall deliver its written confirmation to SC or deliver to GTC a written statement describing in detail any respect in which sequencing has not been achieved.

                  4.1.3. Deliveries by GTC. Within ten (10) days following the completion of each Asthma Gene Sequence, GTC shall deliver to SC electronic and hard copies of such Licensed Asthma Gene Sequence, as well as an outline of the methodologies and procedures used to obtain such Asthma Gene Sequence. GTC shall deliver to SC, upon request, [*] of each completed Asthma Gene Sequence, which materials shall be deemed to be Additional Gene Information.

         4.2. Access to Data, Information Exchange and Reports. SC will have direct access to raw sequence data that form part of the Licensed Asthma Gene Sequences and to other work resulting from the Research Collaboration including, but not limited to, the Additional Gene Information, gene mapping, gene expression and protein expression data, sequence data, and gene mutation data. Except for electronic access via a computer network, as set forth below, SC's access shall be during normal business hours and upon reasonable notice, granting SC treatment and priority not less favorable than granted to GTC's other collaborators.

         To the extent practicable, SC's access to scientific data contemplated by Section 4.2 will at all times be at the expense of SC, via electronic computer network with twenty-four (24) hours accessibility except for downtime required to maintain or otherwise service the database and under unforeseen circumstances. SC shall take such measures to insure the security of such computer link as GTC shall reasonably request, including, without limitation, restricting access thereto and regulating the information communicated pursuant thereto for purposes of maintaining confidentiality. In addition to electronic access via computer network, SC shall be entitled to install and maintain for the term of this Agreement electronic copies of the database containing the scientific data generated by GTC pursuant to this Agreement and any updates thereto on computers maintained by SC at SC facilities. Prior to any such installation, GTC and SC shall agree upon reasonable security measures to be instituted by SC to protect such databases from access by Third Parties.

*Confidential Treatment Requested

         During the Research Collaboration and thereafter, each party shall keep the other informed as to its progress related to the development of Products by either party or its Affiliates or sublicensees in connection with the Research Collaboration. In a timely manner during the Research Collaboration, each party shall provide the other party with a reasonably detailed report which shall describe the reporting party's progress with respect to its efforts under this Agreement.

         4.3. Term of Research Collaboration; Level of Effort by GTC Scientists. The Research Collaboration shall continue for a minimum term of [*] Contract Years and may be extended, at the option of SC, for [*] additional successive renewal periods of [*] Contract Year each. During the term of the Research Collaboration, GTC will provide an average of [*] scientist full time equivalents per year for the Research Collaboration (which level of effort may be adjusted periodically by the Joint Research Committee). SC will compensate GTC for any mutually agreed additional level of effort that is provided by GTC hereunder at a rate to be mutually agreed upon between the two parties.

         4.4. Availability of Employees. GTC agrees to make its employees reasonably available at their places of employment to consult with SC on issues arising during the Research Collaboration.

         4.5.    Joint Research Committee.

                  4.5.1. Research Plan. Within sixty (60) days after the Effective Date, a joint committee comprised of three (3) named representatives of each party (the "Joint Research Committee") shall be appointed and shall agree upon an overall written plan for the research and development to be conducted by the parties during the Research Collaboration (the "Overall Research Plan"). The Overall Research Plan shall be consistent with the scope, scale and direction of Draft Overall Research Plan attached hereto as Exhibit A and shall establish:

                  (i)      the scope of the Research Collaboration;

                  (ii) the research objectives, work plan activities and time schedules with respect to identification of Asthma gene targets; and

                  (iii) the responsibilities of each party with respect to the work to be performed under the Research Collaboration.

The Overall Research Plan may be revised and updated from time to time as agreed upon in writing by the Joint Research Committee.

                  4.5.2. Annual Research Plans. Within sixty (60) days after the Effective Date, the Joint Research Committee shall agree upon a written plan for the specific activities to be conducted in connection with the Research Collaboration during calendar year 1997 (the "Annual Research Plan"). Thereafter, by October 1 of each year during the Research Collaboration beginning with October 1, 1997, GTC shall submit to the Joint Research

*Confidential Treatment Requested

Committee a written proposed Annual Research Plan for the following calendar year. The Joint Research Committee shall review each such proposal as soon as practicable and shall approve no later than December 23 of such year the final Annual Research Plan for the next succeeding calendar year.

                  4.5.3. Periodic Reviews. The Joint Research Committee shall review the Overall Research Plan on an ongoing basis and may make changes to clarify the Annual Research Plan then in effect; provided, however, the Annual Research Plan then in effect shall not be modified except as agreed in writing by the Joint Research Committee.

                  4.5.4. Membership of Joint Research Committee. The Joint Research Committee shall be comprised of three (3) representatives from each of SC and GTC, with each party's members to be selected by that party. GTC and SC may replace one or more of its representatives on the Joint Research Committee at any time upon written notice to the other party. Unless the parties otherwise agree, the chairmanship of the Joint Research Committee shall rotate at the end of each Contract Year between a representative of GTC and a representative of SC, with a representative of SC serving as chairman during the first Contract Year. The chairman of the Joint Research Committee shall be responsible for calling meetings, preparing agendas and preparing and issuing minutes of each meeting within thirty (30) days thereafter. From time to time the Joint Research Committee may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the Joint Research Committee shall agree.

                  4.5.5. Joint Research Committee Meetings. The Joint Research Committee shall meet monthly during the term of the Research Collaboration, or more often as agreed upon by both parties, at such locations as the parties may agree upon. Two (2) representatives from each of SC and GTC shall constitute a quorum, and no decision of the Joint Research Committee shall be binding unless a quorum is present. Regularly scheduled meetings or special meetings of the Joint Research Team may be in such form (e.g. in person, by telephone or by video conference) as the members of the Joint Research Committee shall agree. At least one (1) week prior to each meeting of the Joint Research Committee, each of GTC and SC shall provide to the other a written progress report. Such progress reports shall describe relevant findings since the last meeting and provide such other information as reasonably requested by SC and/or GTC relating to the progress of the goals or performance of the Research Collaboration. At such meetings, the Joint Research Committee shall (i) formulate and review the objectives of the Research Collaboration as expressed in the Overall Research Plan, (ii) monitor the progress of the Annual Research Plan toward those objectives and (iii) take such other actions as may be specified under this Agreement or as the parties may deem appropriate. With the consent of both parties, other representatives of GTC or SC or their respective Affiliates or, in the case of SC and its Affiliates, their sublicensees, may attend the meetings of the Joint Research Committee as nonvoting observers. Each party shall be responsible for all expenses of its representatives on the Joint Research Committee. The Joint Research Committee shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken and which shall be countersigned by one representative of each party. All records of the Joint Research Committee shall be available to both parties.

                  4.5.6. Decision Making. Any approval, determination or other action agreed to by all members of the Joint Research Committee or their respective designees present at the relevant Joint Research Committee meeting shall be the approval, determination or other action of the entire Joint Research Committee. Except as otherwise agreed, all decisions require the unanimous approval of the members of the Joint Research Committee present at the meeting. The Joint Research Committee may, however, delegate to one party or to a specific representative the authority to make certain decisions. In the event of a dispute within the Joint Research Committee, if the members of the Joint Research Committee are unable to resolve such dispute after engaging in good faith negotiations for thirty (30) days, then such dispute shall be resolved in accordance with Section 13.6 hereof.

         4.6. Joint Patent Committee. A joint committee comprised of one (1) named representative of each party (the "Joint Patent Committee") shall be appointed and shall meet as needed. A party may change its representative to the Joint Patent Committee at any time. Members of the Joint Patent Committee may be represented at any meeting by a deputy. Additional members of the Joint Patent Committee may be appointed on an ad hoc basis upon the mutual consent of the parties. The Joint Patent Committee shall formulate and supervise the execution of an intellectual property protection strategy with regard to all matters in connection with the Gene Patent Rights. In any instance in which GTC informs SC in writing that it objects to the filing of any patent application by SC, the filing of such application shall be subject to the prior written approval of the Joint Patent Committee. The policies and procedures set forth in Section 4.5.6 shall apply to the Joint Patent Committee and references to the Joint Research Committee made therein shall be deemed to refer to the Joint Patent Committee for purposes of this Section 4.6.

               ARTICLE 5. DEVELOPMENT AND MARKETING DUE DILIGENCE

         5.1.     Diligent Discovery Efforts.

                  5.1.1. Discovery Efforts by SC. SC agrees, at its own expense, to use diligent efforts to use the Licensed Asthma Gene Sequences to discover one or more Lead Compounds in such Product Categories as SC shall determine, in its sole discretion, to pursue. Such diligent efforts shall be comparable to those efforts used by SC for other SC discovery programs with comparable commercial potential, value and development status; provided, however, that such minimum level of effort shall be undertaken by SC with respect to each Asthma Gene Sequence delivered by GTC pursuant to Subsection 4.1.2 and provided, further, that, [*]

                  5.1.2. Release of a Product Category. In the event that SC elects to not pursue the level of discovery efforts described in Section 5.1 for one or more Product Categories (the "Released Product Categories") with respect to any Asthma Gene Sequence, and GTC determines that it is desirable for such discovery efforts to be pursued for any Released Product Category with respect to such Asthma Gene Sequence, then GTC may elect to (i) notify the Joint Research Committee in writing of its determination and propose to the

*Confidential Treatment Requested

Joint Research Committee that SC undertake such level of discovery effort for any Released Product Category with respect to such Asthma Gene Sequence, and
(ii) if, within ninety (90) days after such proposal is made to the Joint Research Committee, SC does not commence discovery efforts for such Released Product Category with respect to such Asthma Gene Sequence, then GTC may commence discovery efforts for such Released Product Category with respect to such Asthma Gene Sequence (the "GTC Discovery Program"); [*]

                  5.1.3. [*]

         [*]

                  5.1.4. [*]

*Confidential Treatment Requested

[*]

                  5.1.5. SC Failure to Exploit a Product Category. In the event that, prior to [*] SC has not pursued discovery efforts described in Section
5.1.1 for a particular Product Category (an "Abandoned Product Category"), then, at any time thereafter (provided that SC shall not have commenced such discovery efforts with respect to such Abandoned Product Category), GTC may notify SC that, in its determination, discovery efforts should be undertaken with respect to such Abandoned Product Category. Within thirty (30) days from receipt of such written notice, SC may elect to [*]

*Confidential Treatment Requested

[*]

         5.2. Diligent Development Efforts. SC agrees, at its own expense, to use diligent efforts to develop and commercialize, either directly or through its Affiliates or sublicensees, the Lead Compounds and Development Candidates selected by it pursuant to Section 5.1. Such diligent efforts shall be comparable to those efforts used by SC for other SC product candidates with comparable commercial potential, value and development status and shall include the active conduct of in vivo toxicology trials necessary to obtain approval for use of such compound in human clinical trials or the active conduct of human clinical trials. The selection of Lead Compounds and Development Candidates for development and commercialization shall be in the sole discretion of SC. SC, its Affiliates and sublicensees may, but shall have no obligation under this Agreement to, develop and commercialize more than [*] in each Product Category at any time during the term of this Agreement. If SC discontinues development of a Lead Compound or Development Candidate, SC will, to the extent commercially reasonable, resume the diligent discovery efforts described in Section 5.1 with the objective of selecting a replacement Lead Compound or Development Candidate, as the case may be, and maintaining at least [*] under active pre-clinical or clinical development. Such diligent development efforts will continue until approvals for commercial sale and pricing and/or pricing reimbursement, as necessary, have been obtained for at least one Product in each Major Market Country where obtaining such approvals is commercially reasonable.

         5.3. Diligent Marketing and Distribution Efforts. SC shall have the exclusive worldwide right to market and distribute the Products. Upon receipt of approvals for commercial sale and pricing and/or pricing reimbursement, if applicable, of a Product in any country, SC agrees, at its own expense, to use diligent efforts to launch, promote, market and sell such Product in such country. Such efforts shall be comparable to those efforts used by SC to promote its own products of similar commercial potential, value and development

*Confidential Treatment Requested
status in such country or a comparable country, as the case may be. Both parties recognize that extenuating circumstances may arise that warrant a delay in launching a Product in a particular country, including but not limited to unfavorable pricing, pricing reimbursement or labelling of the Product in such country. The parties agree that such extenuating circumstances shall be considered in connection with any determination concerning whether SC has fulfilled its obligation to use diligent efforts to launch, promote, market and sell such Product in such country.

         5.4. Reports. After the expiration or termination of the Research Collaboration, SC shall provide GTC with reasonably detailed reports which shall describe SC's progress with respect to its development, commercialization and marketing efforts under this Agreement. Such reports shall be furnished semi-annually until approvals for commercial sale and pricing and/or pricing reimbursement, as necessary, has been obtained pursuant to Section 5.2, and, thereafter, annually until the termination or expiration of this Agreement.


                               ARTICLE 6. PAYMENTS

         6.1.     License and Other Fees.

                  6.1.1. Initial Fees. Within five (5) days that SC is generally open for business after the execution of this Agreement, SC shall pay to GTC for the rights granted hereunder (i) a license fee in the amount of [*] and (ii) a [*] in the amount of [*].

         6.2. Milestone Payments. SC shall pay to GTC the milestone payments described below as and when the corresponding milestones are achieved:

                  6.2.1. New Gene Payments. SC shall pay to GTC an amount equal to [*] (the "New Gene Payment") within ten (10) business days of receipt by SC of a written confirmation from the Joint Research Committee that GTC has completed [*] sequencing of an Asthma Gene Sequence pursuant to Section 4.1.2 hereof. The New Gene Payment shall be payable upon the completion of the sequencing of each of the first three (3) Asthma Gene Sequences by GTC for a maximum of up to [*] in total aggregate payments pursuant to this Section.

                  6.2.2. SC Milestone Payments. SC will immediately notify GTC upon the accomplishment of the following milestones and, within [*] days following the accomplishment of each milestone, SC shall make the corresponding milestone payment. The payment associated with the [*] milestone set forth in the table below shall [*]. The other milestone payments set forth in this
Section 6.2.2 shall [*] Thus, under no circumstances shall any of the milestone payments set forth in this Section 6.2.2 be paid [*] times in the aggregate.

*Confidential Treatment Requested

-----------------------------------------------------------------------
                      Milestone                           Payment
=======================================================================
[*]                                                      [*]
-----------------------------------------------------------------------
[*]                                                      [*]
-----------------------------------------------------------------------
[*]                                                      [*]
-----------------------------------------------------------------------
[*]                                                      [*]
-----------------------------------------------------------------------
[*]                                                      [*]
-----------------------------------------------------------------------


         6.3.     Research Funding.

                  6.3.1. Annual Fee. SC will pay GTC [*] for the [*] payable quarterly in four equal installments of [*] and, thereafter, the [*] for each subsequent quarter (including quarters of Contract Years included in any extension of the Research Collaboration) for funding of the sponsored research outlined in the Overall Research Plan. Such amounts shall be payable in advance in quarterly payments, with the first quarterly payment of [*] due within fifteen (15) days after the Effective Date. As used herein, the phrase [*] shall mean the following:

         [*] = [*]

         Where

                  [*]

                  6.3.2. Additional Research Contributions and [*] Research Milestone Payments. In addition to the payments described in Section 6.2, SC will

                  (i) contribute [*] of the costs of all amounts payable under the Southampton Agreement, of which [*] is to be paid within five (5) business days of the execution of this Agreement in United States dollars, at the then applicable exchange rate as correctly published in the Wall Street Journal on the last

*Confidential Treatment Requested
                  business day prior to the execution of this Agreement, as an advance on the first year's amounts due under the Southampton Agreement. The remainder is to be paid within thirty (30) days of notification by GTC to SC of any obligation to make further payments under the Southampton Agreement (the budget for which shall not be varied or amended by GTC without the prior written approval of SC),

                  (ii) fund the activities to be performed under the CRO Agreement by making payments to GTC within thirty (30) days of notification by GTC to SC of any obligation to make payments under the CRO Agreement (the budget for which shall not be varied or amended by GTC without the prior written approval of
                  SC), and

                  (iii) pay to GTC an amount equal to [*] within thirty (30) business days of receipt by SC of a written confirmation from the Joint Research Committee that GTC has completed each Annual Research Milestone within the time period specified in Exhibit B. The Joint Research Committee shall deliver its written confirmation to SC or deliver to GTC a written statement describing in detail any respect in which such Annual Research Milestone has not been achieved within thirty
                  (30) days following receipt by the Joint Research Committee of a written statement from GTC claiming the completion of such Annual Research Milestone supported by adequate documents providing reasonable detail concerning the completion of such Annual Research Milestone.

                  6.3.3. Additional Expenditures. In the event that the scope, scale or direction of the Research Collaboration as described in the draft Overall Research Plan attached hereto as Exhibit A changes after the Effective Date, any additional expenditures required to be made by GTC to support the Research Collaboration shall be funded by SC, provided, that all changes in the scope, scale or direction of the Research Collaboration which may trigger additional funding by SC shall be approved in advance by the Joint Research Committee. If such additional payments relate to items of capital equipment or Third Party software which are reasonably anticipated to be used by GTC to a greater extent outside the Research Collaboration than within the Research Collaboration, then GTC and SC shall negotiate in good faith regarding the allocation of such costs between GTC and SC; provided, however, that each of SC and GTC cannot be required to contribute to such costs without its prior written consent.

         6.4. Royalties Payable by SC and its Affiliates and Sublicensees. Following the First Commercial Sale of any Product, SC will pay, on a quarterly basis, a royalty in the amounts set forth below on Net Sales of the Products during the previous quarter.

* Confidential Treatment Requested

                  6.4.1. Royalties on Net Sales of the Products. In consideration of the licenses granted to SC, SC shall pay to GTC a royalty in the amount of (i) [*] on cumulative Net Sales by SC, its Affiliates and sublicensees of Products for which human trials are initiated on or before [*]
(ii) [*] on cumulative Net Sales by SC, its Affiliates and sublicensees of Products for which human trials are initiated on or after [*] and (iii) with respect to sales of [*] in any country in the world by SC, its Affiliates and sublicensees, the sale or manufacture of which would infringe in the country of sale or manufacture, but for the license granted to SC hereunder, a Valid Claim included in a Product Patent Right, an additional [*] of Net Sales on the royalty rates set forth in clause (i) or (ii) of this Section in each country in which such Product Patent Right exists.

                  6.4.2. Sublicenses. SC shall (i) with respect to any sublicenses by SC which include a grant of rights to use Licensed Asthma Gene Sequences for research and development, and/or for commercialization activities other than marketing, promotion or distribution of products, pay to GTC [*] of the fair market value of all consideration received by SC from any Third Party to which a sublicense is granted hereunder in connection therewith which is not based upon Net Sales of the Products by such Third Party in such country and
(ii)(A) pay to GTC royalties on Net Sales of the Products sold by any such Third Party in such country or (B) provide in such sublicense that such sublicensee shall pay to GTC royalties on Net Sales of the Products sold by such sublicensee in such country, in either case at the royalty rate set forth in Section 6.4 that would be applicable had such sales been made by SC, and provided that in either case, SC shall remain liable for the timely payment of all such royalties. [*]

                  6.4.3. Adjustments for Third Party Royalties. If SC is required to pay royalties to Third Parties for rights under patents necessary to make or sell the Products, it may deduct an amount equal to up to [*] of such royalties from the additional royalties due GTC pursuant to clause (iii) of
Section 6.4.1, provided, however that the royalties due to GTC under such clause may not be reduced by more than [*] in any given quarter by all deductions or credits allowed under this Agreement.

                  6.4.4. Royalty Reports, Exchange Rates. During the term of this Agreement following the First Commercial Sale of any Product, SC shall within sixty (60) days after each calendar quarter furnish to GTC a written quarterly report showing: (i) the gross sales of the Products sold by SC and its Affiliates and sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (ii) the sublicense payments received by SC during the reporting period; (iii) the royalties and other payments payable in United States dollars which shall have accrued hereunder in respect of such sales and sublicense payments; (iv) withholding taxes, if any, required by law to be deducted in respect of such royalties and sublicense payments; (v) the dates of the First Commercial Sales of Products in any country during the reporting period; and (iv) the exchange rates used in determining the

* Confidential Treatment Requested
amount of United States dollars payable hereunder. Royalties payable on sales in countries other than the United States shall be calculated by multiplying the appropriate royalty rate times the sales in each currency in which they are made and converting the resulting amount into United States dollars at the rates of exchange used by SC for reporting such sales for United States financial statement purposes. If no royalty or payment is due for any royalty period hereunder, SC shall so report. SC shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

                  6.4.5. Audits. Upon the written request of GTC, SC shall permit an independent certified public accountant selected by GTC and acceptable to SC, which acceptance shall not be unreasonably withheld, to have access during normal business hours to such records of SC as may be reasonably necessary to verify the accuracy of the royalty reports described herein, in respect of any fiscal year ending not more than twenty-four (24) months prior to the date of such request. GTC and SC shall use commercially reasonable efforts to schedule all such verifications within forty-five (45) days after GTC makes its written request. All such verifications shall be conducted at GTC's expense and not more than once in each calendar year. In the event GTC's independent certified public accountant concludes that additional royalties were owed to GTC during such period, the additional royalty shall be paid by SC within thirty
(30) days of the date GTC delivers to SC such independent certified public accountant's written report so concluding. Subject to SC's rights under Section 13.6, in the event GTC's independent certified public accountant concludes that there was an overpayment of royalties to GTC during such period, the overpayment less the reasonable fees and expenses charged by such representative shall be repaid by GTC within thirty (30) days of the date GTC received such independent certified public accountant's written report so concluding. The fees charged by such independent certified public accountant shall be paid by GTC unless the audit discloses an underpayment of the royalties payable by SC for the audited period of more than five percent (5%), in which case SC shall pay the reasonable fees and expenses charged by such representative. SC shall include in each Third Party sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to SC, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by GTC's independent certified public accountant to the same extent required of SC under this Agreement. GTC agrees that all information subject to review under this
Section 6.4.5 or under any sublicense agreement is confidential and that GTC shall cause its independent certified public accountant to enter in a confidentiality agreement with SC obligating such accountant to retain all such information in confidence. GTC's independent certified public accountant shall only report to GTC as to the computation of the royalties and other payments due to GTC under this Agreement and shall not disclose to GTC any other information of SC or its sublicensees.

                  6.4.6. Royalty Payment Terms. Royalties shown to have accrued by each royalty report provided for under this Agreement shall be due sixty (60) days after the end of each calendar quarter. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing with respect to any prior quarter shall be added, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, to the next quarterly payment hereunder.

         6.5. Withholding Taxes. [*] SC shall not [*] including but not limited to any such taxes or charges incurred as a result of an assignment or sublicense by SC to any Affiliate or any Third Party [*]. SC shall [*]. The parties will exercise diligent efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any treaties applicable to any payment made hereunder.

         6.6. Blocked Currency. If transfer of amounts payable hereunder to United States dollars is subject to administrative authorization, SC shall promptly file the transfer application with the competent authorities supported by all requisite documentation, and use its reasonable efforts to obtain such authorization and effect the remittance within the applicable period set forth under this Article 6; provided, however, that nothing in this Section 6.6 shall relieve SC from its obligation to pay any amounts payable hereunder within the applicable period set forth under this Article 6.

         6.7. Interest on Late Payments. Any payments by SC to GTC that are not paid on or before thirty (30) days after the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at one and one half percent (1.5%) per month, calculated on the total number of days payment is delinquent; provided, however, that interest shall not accrue pursuant to this Section 6.7 on any amounts payable under this Agreement with respect to which payment is disputed in good faith; provided further that interest shall accrue pursuant to this Section 6.7 once such dispute has been resolved if payment is not made promptly thereafter.

         6.8. Allocation of Payments. Fifty percent (50%) of all payments to be made by SC to GTC pursuant to this Article 6 shall be paid by Schering Corporation and the balance shall be paid by Schering-Plough Ltd.
Notwithstanding the foregoing, Schering Corporation and Schering-Plough Ltd. are jointly and severally liable for any and all amounts payable to SC to GTC pursuant to this Article 6.

         6.9. Manner of Payment. Payments to be made by SC to GTC under this Agreement shall be payable in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the Commonwealth of Massachusetts as is designated in writing by GTC from time to time.

                        ARTICLE 7. INTELLECTUAL PROPERTY

         7.1. Ownership of Intellectual Property. Subject to the rights and licenses granted under this Agreement (i) GTC shall retain ownership of the Licensed Asthma Gene Sequences and (ii) SC shall retain ownership of the Product Patent Rights.

* Confidential Treatment Requested

         7.2.     Filing, Prosecution and Maintenance of Product Patent Rights.

                  7.2.1. Prosecution and Maintenance of Product Patent Rights. SC shall be responsible for the preparation, filing, prosecution (including oppositions) and maintenance of the Product Patent Rights at its expense in its own name.

                           (a) With respect to any Gene Patent Rights, SC shall
consult with GTC and keep GTC fully informed of important issues relating to the preparation, filing, prosecution and maintenance of Gene Patent Rights. SC shall consult and keep GTC informed of SC's patent strategy with respect to Gene Patent Rights, and shall furnish to GTC copies of documents relevant to the preparation or filing, and, upon GTC's request, copies of document relevant to prosecution and maintenance of Gene Patent Rights. SC shall provide to GTC advance copies of documents relevant to preparation or filing of Gene Patent Rights sufficiently prior to filing to allow GTC an opportunity to review and comment on such documents. SC shall seriously consider all GTC comments on such patent filings. In the event that GTC informs SC in writing, prior to the filing of any patent application within the Gene Patent Rights, that it objects to the filing of such application, then the filing of such application shall be subject to the prior written approval of the Joint Patent Committee pursuant to Section
4.6 hereof. If SC elects not to seek or maintain Gene Patent Rights in any country, GTC shall have the right, at its option and expense, with the reasonable assistance of SC to file, prosecute (including oppositions) and maintain such patent applications and patents in GTC's name, provided, however, that the rights of the parties with respect to any such Gene Patent Rights shall in all other respects be as described in this Agreement. SC will advise GTC of all decisions taken with respect to any such election in a timely manner in order to allow GTC to protect its rights under this Section 7.2.1.

                           (b) SC shall keep GTC reasonably informed with
respect to the status of any patents or patent applications which are Product Patent Rights but not Gene Patent Rights. SC's obligations under this Section 7.2.1(b) shall include, without limitation:

                           (i) notifying GTC of the application number, filing and priority dates of all patent applications subject to this Section 7.2.1(b);

                           (ii) providing to GTC copies of the claims of such applications promptly after filing; and

                           (iii) periodically, but at least annually, advising
                                 GTC of the occurrence of substance changes in the status of such applications, such as final rejections, allowances, interferences and oppositions.

         GTC acknowledges that any information, including, without limitation, related know-how and/or materials covered by such applications, provided to GTC pursuant to this Section 7.2.1(b) is proprietary to SC and of significant commercial value to SC. GTC agrees to use diligent efforts, at least equivalent to those employed by GTC in protecting its own intellectual property of similar commercial value, to maintain such information strictly confidential. GTC shall use such information solely for purposes of tracing SC's obligations to pay royalties to GTC under this agreement, and shall limit access to such information on a need to know basis to only those employees and agents of GTC who have responsibility for such activities within GTC.

                  7.2.2. Abandonment; Failure to Pay. SC agrees that it will not abandon the prosecution of any patent applications included within the Product Patent Rights nor shall it fail to make any payment or fail to take any other action necessary to maintain a patent under the Product Patent Rights unless it has notified GTC in sufficient time for GTC to assume such prosecution or make such payment.

                  7.2.3. Cooperation. Each party shall make available to the other party (or to the other party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary or appropriate to enable the appropriate party to file, prosecute and maintain patent applications and resulting patents as set forth in this Section
7.2 for periods of time reasonably sufficient for such party to obtain the assistance it needs from such personnel. Where appropriate, each party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other party.

         7.3. Infringement by Others; Prosecution by SC. GTC and SC shall each promptly notify the other in writing of any alleged or threatened infringement of patents or patent applications included in the Product Patent Rights of which they become aware, and the parties shall consult concerning the action to be taken. SC shall have the right, but not the obligation, to prosecute at its own expense any such infringement. Any recovery or damages derived from such action shall be used (i) first to reimburse SC for all legal expenses relating to the suit and (ii) second to pay GTC the royalty it would have been entitled to receive had the sale of such infringing products been sales of Products licensed by SC hereunder. [*]

         7.4. Infringement by Others; Prosecution by GTC. If, within six (6) months after SC first becomes aware of any infringement of the Product Patent Rights, SC fails to cause such infringement to terminate or to bring a suit or action to compel termination, GTC shall have the right, but not the obligation, to bring such suit or action to compel termination at the sole expense of GTC. In such event, GTC shall have the right, if SC is a legally indispensable party, to bring such suit or action in the name of SC. Any recovery or damages in such suit shall be retained by GTC.

         SC shall have the right, prior to the commencement of the trial of any suit or action brought by GTC, to join any such suit or action and, in such event, shall pay one-half of the entire cost of such suit or action. Provided that SC has joined in the action and shared the costs thereof as stated in the preceding sentence, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of SC, which consent shall not unreasonably be withheld. Any recovery or damages derived from such action shall be used (i) first to reimburse GTC for all legal expenses relating to the suit and (ii) second to pay GTC the royalty it would have been entitled to receive had the sale of such infringing products been sales of Products licensed by SC hereunder. [*]

* Confidential Treatment Requested

[*] of any remaining recovery or damages shall thereafter be retained by GTC and the balance shall be distributed to SC.

         7.5. Cooperation in Infringement Actions. In any infringement suit which either party may institute to enforce the Product Patent Rights pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like. GTC's cooperation in any suit initiated by SC shall be at SC's expense. SC's cooperation in any suit initiated by GTC shall be at GTC's expense.

         7.6. Trademarks. SC shall be free to use and to register in any trademark office in the world any trademark for use with Products it desires in its sole discretion. SC shall own all right, title and interest in and to any such trademark in its own name or that of its designated Affiliate during and after the term of this Agreement.


                           ARTICLE 8. CONFIDENTIALITY

         8.1.     Nondisclosure Obligations.

                  8.1.1. General. Except as otherwise provided in this Article 8, during the term of this Agreement and for a period of ten (10) years thereafter, the parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement (i) Licensed Asthma Gene Sequences,
(ii) any other information and data received from the other party resulting from or related to the Research Collaboration and the Products and (iii) all information and data not described in clauses (i) or (ii) but supplied by the other party under this Agreement marked "Confidential." For purposes of this
Article 8, information and data described in clauses (i), (ii) or (iii) shall be referred to as "Information."

                  8.1.2. Limitations. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this
Agreement: (i) a party may disclose Information it is otherwise obligated under this Section 8.1 not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on condition that such entities or persons agree to (non-use obligations essentially the same as those set forth herein) and to keep the Information confidential for the same time periods and to the same extent as such party is required to keep the Information confidential; and (ii) a party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials of, and to commercially market, Products pursuant to this Agreement. The obligation not to disclose Information shall not apply to any part of such Information that: (i) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Information or its Affiliates or sublicensees;
(ii) can be shown by written documents to have been disclosed to the receiving party or its Affiliates or sublicensees by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other party to this Agreement

* Confidential Treatment Requested
pursuant to a confidentiality agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other party to this Agreement pursuant to a confidentiality agreement; (iv) can be shown by written documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by the receiving party pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law, provided, however, that the receiving party notifies the other party immediately upon receipt thereof, giving such other party sufficient advance notice to permit it to seek a protective order or other similar order with respect to such Information and provided, further, that the disclosing party furnishes only that portion of the Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the other party.

         8.2. Samples. Samples of genes or other biological targets identified, sequenced, synthesized, purified or developed in the course of the Research Collaboration shall not be supplied or sent by either party to any Third Party, other than to regulatory agencies or for use in clinical trials, unless such release is approved by a member of the Joint Research Committee from the other party and protected by an appropriate materials transfer agreement substantially similar to the form of Material Transfer Agreement attached hereto as Exhibit C. Samples of materials other than those described above provided by one party (the "supplying party") to the other party (the "receiving party") in the course of the Research Collaboration shall not be supplied or sent by the receiving party to any Third Party, other than to regulatory agencies or for use in clinical trials, without the written consent of the supplying party.

         8.3. Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 8 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 8.

         8.4. SC Control of Publications. The parties acknowledge that GTC holds rights under the Southampton Agreement relating to the control of publications and other forms of public disclosure, as set forth in Section 4.3 thereof, and also holds corresponding rights under the Exclusive License Agreement between the University of Southampton and GTC (a copy of which is attached as Exhibit D-3), as set forth in Section 7.2 thereof, (hereinafter collectively referred to as the "Publication Provisions"). GTC agrees that upon receipt of copies of any proposed disclosures pursuant to the Publication Provisions, it shall promptly provide a copy of all such proposed disclosures to SC, and shall otherwise keep SC fully informed with respect to all communications between GTC and the University of Southampton regarding such proposed disclosures. GTC hereby grants to SC all of the same rights held by GTC under the Publication Provisions, including, without limitation, the right to (1) review proposed disclosures, suggest revisions, and determine whether any invention or confidential information would be disclosed by a proposed disclosure; (ii) participate in any agreement between GTC and the University of Southampton regarding revisions to prevent disclosure contains information which is of substantial commercial importance to GTC and/or SC, which rights shall be held jointly by GTC and SC. GTC acknowledges and agrees that with regard to the exercise of such jointly held rights, as between GTC and SC, SC shall have final decision making authority and control. In the event that SC decides to exercise any of the rights set forth in the Publication Provisions and as granted to SC hereunder, it shall promptly notify GTC to that effect. Upon receipt of any such notice from SC, GTC shall act as SC's agent in the exercise of such rights and shall promptly and fully cooperative with SC's decisions and instructions with regard to manner and timing of the exercise of such rights, including, without limitation, providing notice and relaying information and SC's decisions between SC and the University of Southampton.


                    ARTICLE 9. REPRESENTATIONS AND WARRANTIES

         9.1. Representations, Warranties and Covenants of GTC. GTC represents and warrants to and covenants with SC that:

                  9.1.1. GTC is a corporation duly organized, validly existing and in corporate good standing under the laws of Massachusetts;

                  9.1.2. GTC has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to SC in this Agreement;

                  9.1.3. GTC has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  9.1.4. upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of GTC enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  9.1.5. the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

                  9.1.6. GTC will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement; and

                  9.1.7. GTC will not during the term of this Agreement [*] including without limitation [*]

* Confidential Treatment Requested

[*] GTC is currently [*]

         9.2. Representations, Warranties and Covenants of SC. SC represents and warrants to and covenants with GTC that:

                  9.2.1. SC are corporations duly organized, validly existing and in corporate good standing under the laws of New Jersey and Switzerland, respectively;

                  9.2.2. SC has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to GTC in this Agreement;

                  9.2.3. SC has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  9.2.4. upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of SC enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  9.2.5. the performance of its obligations under this Agreement will not conflict with SC's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  9.2.6. SC will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         9.3. Validity and Scope. Nothing in this Agreement shall be construed as a warranty or representation by either party as to the accuracy or completeness of any Licensed Asthma Gene Sequences or the validity or scope of the Product Patent Rights.

         9.4. Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY LICENSED ASTHMA GENE SEQUENCES, PRODUCT PATENT RIGHTS, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

* Confidential Treatment Requested

         9.5. Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE CONTRARY, NEITHER GTC NOR SC WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.


                              ARTICLE 10. INDEMNITY

         10.1. SC Indemnity Obligations. SC agrees to defend, indemnify and hold GTC, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses arising as a result of: (a) actual or asserted violations of any applicable law or regulation by SC, its Affiliates or sublicensees by virtue of which the Products manufactured, distributed or sold hereunder shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation;
(b) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of the Products by SC, its Affiliates or sublicensees; or (c) a Product recall ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by the parties hereto.

         10.2. Limitation on SC Indemnity Obligations. GTC, its Affiliates and their respective employees and agents shall not be entitled to the indemnities set forth in Section 10.1 where the claim, loss, damage or expense for which indemnification is sought was caused by a grossly negligent act or intentional act of misconduct or omission by GTC, its directors, officers, employees or authorized agents.

         10.3. Procedure. If GTC or any of its Affiliates or their respective employees or agents (the "Indemnitee") intends to claim indemnification under this Article 10, the Indemnitee shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 10 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
10. The Indemnitee under this Article 10, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. The Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

         10.4. Insurance. SC shall maintain appropriate product liability insurance with respect to development, manufacture and sales of the Products by SC in such amount as SC customarily maintains with respect to sales of its other products. SC shall maintain such insurance for so long as it continues to manufacture or sell the Products, and thereafter for so long as SC maintains insurance for itself covering such manufacture or sales.


                     ARTICLE 11. EXPIRATION AND TERMINATION

         11.1.    Expiration.

                  11.1.1. Term of Research Collaboration. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 11, the term of the Research Collaboration shall expire [*] months from the Effective Date; provided, however, that SC may, in its discretion, elect to extend the Research Collaboration for [*] SC shall deliver written notice to GTC at least [*] prior to the expiration of the initial term and, if applicable, any extension of the Research Collaboration definitively stating whether SC intends to exercise its option to extend the term of the Research Collaboration. In any event, GTC may, in its discretion, engage in an orderly wind-down of the Research Collaboration, including the reassignment of the scientists devoted thereto, during the last [*] thereof, provided that, GTC continues to fulfill its obligations under this Agreement.

                  11.1.2. Term of Agreement. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 11, this Agreement shall expire and the licenses granted by GTC to SC hereunder shall become fully paid and irrevocable, on a Product by Product and country by country basis, [*] after the First Commercial Sale of the relevant Product in the relevant country or, if later, upon the last to expire of any Valid Claim included in the Product Patent Rights with respect to such Product in such country.

         11.2.    Events of Default.

                  11.2.1. Default by Either Party. An Event of Default shall have occurred upon (i) the occurrence of a breach of a material term of this Agreement (other than a material breach described in clause (ii) hereof or in Section 11.2.2 below) if the breaching party fails to remedy such breach within ninety (90) days after written notice thereof by the non-breaching party, or
(ii) the bankruptcy, insolvency, dissolution or winding up of a party.

                  11.2.2. Default by SC. An Event of Default shall have occurred if:

                  (i) SC fails to make payments due hereunder, sixty (60) days after GTC delivers written notice thereof to SC specifying such failure and its claim of right to

* Confidential Treatment Requested
         terminate, unless SC makes such payments plus interest within such sixty (60) day period; or

                  (ii) SC fails to market each approved Product in each Major Market Country to the extent required by Section 5.3 hereof and does not cure such breach within ninety (90) days after GTC delivers written notice thereof to SC specifying such failure.

         11.3.    Effect of an Event of Default.

                  11.3.1.  Remedies Available to GTC.

                  (a) Upon Breach of a Material Term. In the event that an Event of Default described in Section 11.2.1 or Section 11.2.2(i) occurs relating to SC and SC fails to cure such default during any applicable cure period, GTC shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, subject to the limitations of Section 9.5 and Section 13.6 hereof, to either (i) to terminate this Agreement upon notice thereof to SC, in which case (A) the licenses granted to SC pursuant to Article 3 shall terminate, (B) any and all Information and materials provided by GTC pursuant to this Agreement shall be promptly returned by SC to GTC, (C) SC shall promptly deliver to GTC all preclinical and clinical data relating to Products owned or controlled by SC and necessary or useful to the development or commercialization of such Products,
(D) if SC has obtained any regulatory approvals in any country for the Products, then SC shall, to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to GTC of such regulatory approvals, (E) if SC has filed Product Patent Rights in relating to any Product, then SC shall take all action reasonably necessary to exclusively license all of its right, title and interest in, and transfer possession and control to GTC of, such Product Patent Rights, (F) SC will grant GTC licenses on reasonable and customary terms to be negotiated in good faith by the parties for any technology or know-how developed by SC or its Third Party manufacturer, if any, relating to the manufacture of the Products and (G) if SC has marketed the Products in any country, SC will assign to GTC all of its right, title and interest in any trademark under which SC shall have marketed the Products in such country together with the goodwill associated therewith or (ii) (Y) terminate only Articles 2, 4, 5 and 7, including the Research Collaboration (if not earlier expired pursuant to Section 11.1 hereof), and Sections 6.1 and 6.3 hereof and
(Z) convert the licenses granted by GTC to SC pursuant to Article 3 hereof into non-exclusive licenses.


                  (b) Upon Breach of Marketing Due Diligence Obligations. In the event that an Event of Default described in Section 11.2.2(ii) occurs relating SC's obligation to market each approved Product in each Major Market Country to the extent required by Section 5.3 hereof, then GTC shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, subject to the limitations of
Section 9.5 and Section 13.6 hereof, to terminate the licenses granted to SC pursuant to Article 3 as to such Product in the Major Market Country with respect to which the Event of Default occurred, in which case (i) the licenses granted to SC pursuant to Article 3 shall terminate as to such Product (A) in the Major Market Country with respect to which the Event of Default occurred and (B) in all other countries in which SC is not at the time of such termination using diligent efforts to market such Product (collectively, the "Terminated Countries"), (ii) if SC has filed Product Patent Rights in any Terminated Country with respect to such Product, then SC shall, to the extent legally permissible, take all action reasonably necessary to exclusively license all of its right, title and interest in, and transfer possession and control to GTC of, such Product Patent Rights (or an undivided interest therein if such Product Patent Rights also cover Products as to which SC retains its license rights under this Agreement), (iii) if SC has obtained any regulatory approvals for such Products in any Terminated Country, then SC shall, to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in, and transfer possession and control to GTC of, such regulatory approvals and
(iv) SC will assign to GTC all of its right, title and interest in any trademark under which SC shall have registered for use with such Product in such Terminated Country together with the goodwill associated therewith. In the event that SC fails to market the Products in all Major Market Countries pursuant to
Section 5.3, then the provisions of Section 11.3.1(a) shall apply.

                  11.3.2. Remedies Available to SC. In the event that GTC materially breaches its obligations pursuant to Section 11.2.1, and GTC fails to cure such breach within the applicable cure period, then SC shall have the right, at its option exercisable in its sole discretion, to seek any rights or remedies available to it at law or in equity, subject to the limitations set forth in Section 9.5 and Section 13.6 hereof.

         11.4. Effect of Expiration or Termination of Research Collaboration. Upon the expiration or termination of the Research Collaboration all licenses to SC to continue to use the Licensed Asthma Gene Sequences as they exist on the termination of the Research Collaboration shall continue in full force and effect for the remaining term of the Agreement.

                  11.4.1. Effect of Expiration or Termination of Agreement. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

                  11.4.2. Survival of Provisions Upon Expiration. The provisions of Articles 7, 8, 10 and 11 and Sections 3.3, 9.4, 9.5, 13.6 and 13.11 hereof shall survive the expiration of this Agreement.

                  11.4.3. Survival of Provisions Upon Termination. The provisions of Articles 7, 8, 10 and 11 and Sections 3.3, 9.4, 9.5, 13.6 and
13.11 hereof shall survive the termination of this Agreement; provided, however, that GTC shall have no obligation to maintain the confidentiality of the Licensed Asthma Gene Sequences in the event that this Agreement is terminated due to breach by SC. The provisions of Article 6 hereof shall survive the termination of this Agreement until such time as the Agreement would have expired with respect to any Product in any country pursuant to Section 11.1.2 hereof had it not been earlier terminated.

                      ARTICLE 12. PROVISIONS FOR INSOLVENCY

         12.1. General. All rights and licenses granted under or pursuant to this Agreement by GTC to SC are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. GTC agrees during the term of this Agreement to maintain and preserve any current copies of all such intellectual property which are in existence and in its possession as of the commencement of a case under Title 11 by or against GTC. If a case is commenced by or against GTC under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, GTC (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall, as SC may elect in a written request, immediately upon such request (A) (i) perform all of the obligations provided in this Agreement to be performed by GTC, or (ii) provide to SC copies of all such intellectual property (including all embodiments thereof) held by GTC and such successors and assigns as of the commencement of a case under Title 11 by or against GTC and from time to time thereafter, and (B) not interfere with the rights of SC as provided in this Agreement, or any agreement supplementary hereto, to such intellectual property (including all such embodiments thereof), including any right of SC to obtain such intellectual property (or such embodiment) from any other entity.

         12.2. Rejection of Agreement in Title 11. If a Title 11 case is commenced by or against GTC and this Agreement is rejected as provided in Title 11 and SC elects to retain its rights hereunder as provided in Title 11, then GTC (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee shall provide to SC copies of all such intellectual property (including all embodiments thereof) held by GTC and such successors and assigns immediately upon SC's written request therefor. Whenever GTC or any of its successors or assigns provides to SC any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Article 12, SC shall have the right to perform the obligations of GTC hereunder with respect to such intellectual property, but neither such provision nor such performance by SC shall release GTC from any such obligation or liability for failing to perform it; provided, however, that in such event SC shall not be entitled to compel specific performance by GTC under this Agreement except to the extent of enforcing the exclusivity of the license granted hereunder.

         12.3. Additional Rights. All rights, powers, remedies, obligations and conditions of SC provided herein are in addition to and not in substitution for any and all other rights, powers, remedies, obligations and conditions of GTC or SC now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against GTC. SC, in addition to the rights, power and remedies expressly provided herein, shall be subject to all obligations and conditions, and shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing rights and obligations of SC to apply to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of GTC, or any third party with whom GTC contracts to perform an obligation of

GTC under this Agreement, and in, the case of the third party, which is necessary for the development, registration and manufacture of a Product, and
(ii) the right to contract directly with any third party described in clause (i) in this sentence to complete the contracted work.


                            ARTICLE 13. MISCELLANEOUS

         13.1. Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         13.2. Assignment. This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that either GTC or SC may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated Third Party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         13.3. Severability. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         13.4. Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         If to GTC:            Genome Therapeutics Corporation
                               100 Beaver Street
                               Waltham, Massachusetts  02154
                               Attention:  Vice President, Business Development
                               Telephone: 1-617-893-5007
                               FAX:       1-617-893-8277

         with a copy to:       Palmer & Dodge
                               One Beacon Street
                               Boston, Massachusetts  02108
                               Attention:  Michael Lytton, Esq.
                               Telephone: 1-617-573-0100
                               FAX:       1-617-227-4420

         If to SC:             Schering Corporation
                               2000 Galloping Hill Road
                               Kenilworth, New Jersey 07033
                               Attention:  Vice President, Business Development
                               Telephone: 1-908-298-4030
                               FAX:       1-908-298-5379

         with a copy to:       Legal Director Licensing
                               Schering Corporation
                               2000 Galloping Hill Road
                               Kenilworth, New Jersey  07033
                               Attention:  Georgina K. Wertman, Esq.
                               Telephone: 1-908-298-4768
                               FAX:       1-908-298-2927

         13.5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

         13.6.    Dispute Resolution.

                  13.6.1. The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the members of the Joint Research Committee or the Joint Patent Committee, as applicable, will confer at least once and will attempt to resolve the matter. If any such matter arises under Section 4.5 or Section 4.6 hereof and has not been resolved within thirty (30) days, the matter shall be referred to the Chief Scientific Officer (or the equivalent position) of GTC and the President of the Schering-Plough Research Institute (or the equivalent position) of SC (the "Representatives"). If the matter has not been resolved within thirty
(30) days by the Representatives, or if the matter arises under other provisions of this Agreement, then the matter shall be referred to the Chief Executive Officers of GTC and SC or their respective designees. If the matter has not been resolved within thirty (30) days of the first meeting of the Chief Executive Officers of the parties (which period may be extended by mutual agreement) concerning such matter, subject to rights to injunctive relief and specific performance, and unless otherwise specifically provided for herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled as set forth in Section 13.6.2.

                  13.6.2. All disputes arising in connection with this Agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with said Rules and the terms set forth in Exhibit E. Notwithstanding the above, either party has the right to bring suit in a court of competent jurisdiction against the other party for (i) any breach of such other party's duties of confidentiality pursuant to Article 8 of this Agreement and (ii) any infringement of its own proprietary rights by the other party. The parties agree not to institute any litigation or proceedings against each other in connection with this Agreement except as provided in this Section 13.6.1.

         13.7. Entire Agreement. This Agreement, together with the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         13.8. Publicity. GTC and SC each agree not to disclose the existence of, or any terms or conditions of, this Agreement, or any results arising from the Research Collaboration, to any Third Party without consulting the other party prior to such disclosure. Notwithstanding the foregoing, prior to execution of this Agreement, GTC and SC shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the terms of this transaction, and GTC and SC may disclose such information, as modified by mutual agreement from time to time, without consulting the other party.

         13.9. Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         13.10. Independent Contractors. It is expressly agreed that GTC and SC shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither GTC nor SC shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         13.11. Agreement Not to Solicit Employees. During the term of this Agreement and for a period of [*] following the expiration or termination of this Agreement pursuant to Article 11, GTC and SC agree not to seek to persuade or induce any employee of the other company to discontinue his or her employment with that company in order to become employed by or associated with any business, enterprise or effort that is associated with its own business; [*]

         13.12. Exports. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. GTC and SC agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. GTC and SC agree to obtain similar covenants from their licensees, sublicensees with respect to the subject matter of this Section.

         13.13. Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         13.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* Confidential Treatment Requested

         IN WITNESS WHEREOF, the parties have caused their duly authorized officer to execute and deliver this Collaboration License Agreement as of the date first set forth above.


GENOME THERAPEUTICS CORPORATION


By:   /s/ Robert J. Hennessey
     ------------------------------------
Title: CEO
     ------------------------------------


SCHERING CORPORATION


By:   /s/  ILLEGIBLE
     ------------------------------------
Title: Vice President
     ------------------------------------

SCHERING-PLOUGH LTD.


By:   /s/ ILLEGIBLE
     ------------------------------------
Title: Prokurist
     ------------------------------------

                                                                      EXHIBIT A

                       SPRI/SOUTHAMPTON/GTC COLLABORATION
                            ON THE GENETICS OF ASTHMA

A. EXECUTIVE SUMMARY

I. GOALS AND OVERALL STRATEGY

The goal of this research collaboration [*]

The proposed study includes a [*]

Top priority will be given to the [*]

To complement the [*]

Considerable effort will be applied [*]

* Confidential Treatment Requested

[*]

II. RESEARCH PLAN SUMMARY

A. TIMELINES

[*]

* Confidential Treatment Requested

[*]




b. [*] Milestones

[*]


[*]


*Confidential Treatment Requested

[*]














*Confidential Treatment Requested

B. RESEARCH PLAN

   I. SPECIFIC AIMS

   Asthma is a significant health problem that affects approximately 5% of the US population. Both twin and family studies suggest a strong genetic component in the etiology of the disease with heritability estimates ranging from 60-80% for atopy and 70% for airway responsiveness. Despite a clear genetic contribution to the disease, no consistent mode of inheritance has been observed, suggesting that multiple genetic factors, as well as environmental influences play a role.

   The goal of this research collaboration is to [*]. Given the complex nature of these disorders and lack of information about biochemical defects responsible for these disorders, [*].

   Specific aims include:

   [*]



   * Confidential Treatment Requested

[*]

II. BACKGROUND INFORMATION

Human genetics represents a balance between opposing tendencies. While reductionist approaches have been very successful in leading to the mapping and molecular characterization of hundreds of diseases, most diseases and other traits of interest show complex inheritance, with major different genes in different families and with interaction of multiple genes and environmental factors. Reductionism attempts to effect complex inheritance by a single gene while extreme holism fits multifactorial models but assumes no major genes. Genetic epidemiology must avoid both extremes, characterizing major genes against a multifactorial background and provide a genetic risk that allows for all sources of variation. The search for genetic determinants of atopy in asthma follows the history of genetic epidemiology (Lander and Schork, 1994).

While there is overwhelming evidence that environmental factors predispose to atopy and asthma, there is disagreement about the relative importance of different mechanisms (Sandford et al., 1996). It is well recognized that the clinical phenotypic characteristics of asthma and atopy run in families. Early genetic studies have been directed to heritability, the proportion of the phenotype variants attributable to genetic factors. This is most easily estimated for quantitative traits, such as serum IgE and bronchial responsiveness to inhalation challenges. It has been argued that forcing an arbitrary dichotomy on quantitative data which is distributed across a population leads to false assumptions and is erroneous, however, methods are available to estimate heritability from a dichotomy assuming that multiple factors act additively. On this basis, a number of research groups worldwide have applied the candidate locus, candidate region or random human genome screens in an attempt to identify genes or polygenes that influence the development or severity of asthma and atopy. Notable claims include that from the group in Oxford for the (Beta) chain of the high affinity IgE receptor (Fc?, R1(Beta)) being strongly linked to atopy (Shirakawa et al., 1994), reports from the USA describing linkage between phenotypic markers of asthma and atopy to a region on 5q31-33 (Shirakawa et al., 1994: Postma et al., 1995) which is enriched for genes encoding cytokines known to be involved in the allergic tissue response and contains polymorphisms of the (Beta (2)) adrenoreceptor linked to disease severity.

Irrespective of the publicity that these claims have attracted they have proven difficult to repeat in different populations. Reasons suggested for this include (1) genetic heterogeneity between populations:

* Confidential Treatment Requested

Estimates of relative risks for asthma range from 3 to 5 fold (Sibold and Turner-Warwick, 1979; Sibold et al., 1980; Gerrard et al., 1976). The observed relative risk for asthma based on the original set of 131 random families collected by the Southampton group is (Tilde)3. If the increased risks are due to a major gene, then sample sizes of 300 affected sib-pair families should be sufficient to initially map the gene to a given location (Risch, 199b). However, sample sizes of 400 affected sib-pair families may be required to narrow the region sufficiently to facilitate subsequent cloning efforts.

[*]

[*]

* Confidential Treatment Requested

[*]

III. RESEARCH STRATEGY

[*]

III. a. [*]


[*]

* Confidential Treatment Requested

[*]




[*]

[*]




*Confidential Treatment Requested

[*]




[*]

[*]


III.b. [*]

[*]


[*]

[*]





*Confidential Treatment Requested

[*]




[*]

[*]






[*]

[*]




*Confidential Treatment Requested

[*]

[*]






[*]





III.c.[*]

[*]

[*]


*Confidential Treatment Requested

[*]

[*]

[*]

* Confidential Treatment Requested

[*]

[*]

[*]

* Confidential Treatment Requested

[*]

III.d. [*]

[*]

[*]

[*]

[*]

[*]

* Confidential Treatment Requested

[*]

* Confidential Treatment Requested

[*]

[*]

*Confidential Treatment Requested

III.e. [*]

[*]

III.f. [*]

[*]

*Confidential Treatment Requested

[*]




IV. Project Management and Timetable

  IV.a.[*]

[*]


[*]





[*]

[*]



*Confidential Treatment Requested

        [*]

[*]



        [*]

[*]




        [*]

[*]






        [*]

[*]





*Confidential Treatment Requested

        [*]

[*]




        [*]

[*]



IV.b.[*]

     Project Tasks and Timing

[*]







*Confidential Treatment Requested

[*]














*Confidential Treatment Requested

[*]













*Confidential Treatment Requested

[*]




        Project Management

[*]









*Confidential Treatment Requested

Summary of GTC tasks and timing

                                     FTE's


TASK            [*]



C. REFERENCES

[*]

* Confidential Treatment Requested

[*]

* Confidential Treatment Requested

[*]

* Confidential Treatment Requested

[*]

* Confidential Treatment Requested

                                                                       EXHIBIT B

                           [*] RESEARCH MILESTONES


[*] MILESTONES -- COMPLETION OF ALL OF THE FOLLOWING:

-        [*]

-        [*]

-        [*]


[*] MILESTONE -- COMPLETION OF ALL OF THE FOLLOWING:

-        [*]

-        [*]


[*] -- COMPLETION OF ALL OF THE FOLLOWING:

-        [*]

-        [*]


*Confidential Treatment Requested

                                                                       EXHIBIT C

                           MATERIAL TRANSFER AGREEMENT


         This MATERIAL TRANSFER AGREEMENT, including the attached Schedules, (collectively the "Agreement") is entered into as of the last date on the signature page hereof (the "Effective Date") by and between the Schering-Plough Research Institute, a Delaware corporation with its office and place of business at 2015 Galloping Hill Road, Kenilworth, New Jersey 07033, (the "SUPPLIER"), and the organization identified on the signature page (the "RECIPIENT").

1. BACKGROUND. SUPPLIER has developed and produced certain Material (as defined below). RECIPIENT is conducting certain non-commercial Research (as defined below). RECIPIENT desires to obtain samples of the Material for use in conjunction with said Research. SUPPLIER is willing to provide the Material to RECIPIENT on the terms and conditions set forth in this Agreement.

2.       DEFINITIONS.

         2.1. "CONFIDENTIAL INFORMATION" includes, without limitation any scientific, technical, trade or business information given to one party (the "Receiving Party") by the other party (the "Disclosing Party") which is treated by the Disclosing Party as confidential or proprietary, whether or not such information is labeled or identified as "confidential". Confidential Information does not include information:

                  (a) in or entering the public domain (through no fault of Receiving Party), or

                  (b) which is lawfully made available to Receiving Party by an independent third part owing no obligation of confidentiality to Disclosing Party with regard thereto (and such lawful right can be properly demonstrated by Receiving Party), or

                  (c) already in Receiving Party's possession at the time of receipt from Disclosing Party (and such prior possession can be properly demonstrated by Receiving Party), or

                  (d) which is independently developed by employees of Receiving Party and or affiliates of its parent corporation (and such independent development can be properly demonstrated by Receiving Party), or

                  (e) which is required by law, regulation, statute, rule, act or order of any governmental authority or agency to be disclosed by Receiving Party.

                  To permit Disclosing Party an opportunity to intervene, in order to obtain a protective order or other similar order to limit or prevent disclosures of Confidential Information, Receiving Party shall immediately notify Disclosing Party, in writing, if it is requested by a court order, a governmental agency, or any other entity to disclose Confidential Information in Receiving Party's possession and thereafter Receiving Party shall disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by Disclosing Party.

         2.2. "DEVELOPMENTS" include, without limitation, ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectable under state, federal, or foreign patent, trademark, copyright or similar laws) that incorporate the Material, or that could not have been developed without the use of the Material, or that require the use of the Material, that are discovered, developed, created, conceived or reduced to practice by the RECIPIENT, alone or jointly with others, during the term of this Agreement. Developments include, without limitation, New Substances and New Uses.

         2.3. "MATERIAL" means the material to be transferred from SUPPLIER to RECIPIENT, as described in Schedule A attached to this Agreement, together with any refills of the Material and any progeny and unmodified derivatives of the Material (including, without limitation, expression products, subclones, sub-units or fractionations.)

         2.4. "NEW SUBSTANCE" means any material first produced or isolated with or by use of the Material.

         2.5. "NEW USE" means any new use of the Material, including, without limitation, new therapeutic uses or methods of treatment.

         2.6. "RESEARCH" means RECIPIENTs noncommercial research, as described in Schedule B attached to this Agreement.

         2.7. "PROGENY" means an unmodified descendent generated from the Material. such as virus from virus, cell from cell, or organism from organism.

         2.8. "UNMODIFIED DERIVATIVE" means substances created by the RECIPIENT which constitute an unmodified functional subunit or product expressed by or generated from the original Material, including, but not limited to, subclones of unmodified cell lines, purified or fractionated subsets of the original Material, proteins expressed by DNA/RNA supplied by SUPPLIER, or monoclonal antibodies secreted by a hybridoma cell line.

         2.9. "MODIFICATIONS" means substances created by the RECIPIENT which contain or incorporate the Material or are derived by chemical modification of the Material.

         2.9. "COMMERCIAL PURPOSE" means the sale, lease, license, or other transfer of the Material or Modifications to a for-profit organization. Commercial Purposes shall also include uses of the Material or Modifications by any organization, including RECIPIENT, to perform contract research, to screen compound libraries, to produce or manufacture products for general sale, or to conduct research activities that result in any sale, lease, license, or transfer of the Material or Modifications to a for-profit organization. However, industrially sponsored academic research shall not be considered a use of the Material or Modifications for Commercial Purposes per se, unless any of the above conditions of this definition are met.

3. USE OF MATERIAL. RECIPIENT certifies and attests that it will use the Material only in connection with its Research as described in Schedule
         B. and that the Material will not be used for any other purpose or for any Commercial Purpose. RECIPIENT further attests that no quantity of the Materials will be distributed to any third party without the prior written permission of SUPPLIER.

5.       ACKNOWLEDGMENT.

         5.1. RECIPIENT acknowledges that the Material is experimental in nature and may have hazardous properties. RECIPIENT agrees to comply with all laws and regulations applicable to its handling.

         5.2. RECIPIENT acknowledges and agrees that the Material is or may be the subject of a patent or patent application. Except as expressly provided in this Agreement, no licenses or other fights, either expressed or implied, are provided to the RECIPIENT under any patents, patent applications, trade secrets or other proprietary fights of the SUPPLIER. In particular, no express or implied licenses or other fights are provided to use the Material, Modifications, Developments, or any related patents or patent applications of SUPPLIER for any Commercial Purposes.

6. NO WARRANTY. THE MATERIAL IS PROVIDED BY SUPPLIER TO RECIPIENT WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SUPPLIER MAKES NO REPRESENTATION THAT RECIPIENTS USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY. THE MATERIAL IS PROVIDED TO RECIPIENT WITH THE UNDERSTANDING THAT SUPPLIER AND ITS AGENTS, EMPLOYEES AND AFFILIATES, HAVE NO LIABILITY WHATSOEVER IN CONNECTION WITH SUCH MATERIAL OR ITS USE.

7. INDEMNIFICATION. Except to the extent prohibited by law, RECIPIENT assumes all liability for damages which may arise from its use, storage or disposal of the Material. To the extent allowable under applicable law, RECIPIENT agrees to indemnify and hold SUPPLER harmless from any claims and liabilities which might arise from RECIPIENT's use of the Material, except for those arising from the gross negligence or willful misconduct of SUPPLIER.

8.       OWNERSHIP AND GRANT OF RIGHTS.

         8.1. MATERIAL. SUPPLIER has developed the Material over a substantial period of time at considerable expense, and the Material is of great importance to SUPPLIER's business. RECIPIENT acknowledges that SUPPLIER is and will at all times remain the owner of the Material.

         8.2. OWNERSHIP OF DEVELOPMENTS. RECIPIENT acknowledges and agrees that all rights, title and interest in and to any and all Developments resulting from RECIPIENT's use of the Materials provided hereunder will belong solely to SUPPLIER, and RECIPIENT will take all steps reasonably necessary to enable SUPPLIER to perfect its fights to all such Developments.

         8.3. DISCLOSURE OF DEVELOPMENTS. RECIPIENT will promptly and fully disclose in writing to SUPPLIER any and all Developments. RECIPIENT will keep complete and accurate written records of its Research. At SUPPLIER's request, RECIPIENT will meet with SUPPLIER to discuss the Research. In addition, RECIPIENT will provide SUPPLIER with periodic written summaries of its Research.

         8.4. PATENT APPLICATIONS. Any patent applications considered necessary in the reasonable legal and business judgment of SUPPLIER to protect SUPPLIER's proprietary position in any Developments will be prepared and filed by SUPPLIER (jointly in SUPPLIER's and RECIPIENT's names, if jointly invented; solely in SUPPLIER's or RECIPIENT's name, if solely invented) with the expenses of these patent applications being born by SUPPLIER. At SUPPLIER's request and expense, RECIPIENT will cause its interest in any Developments, including, without limitation, any patents or patent applications relating to such Developments, to be assigned to SUPPLIER, and will provide SUPPLIER with reasonable assistance in preparing and maintaining such applications, including causing the execution of any assignments or other documents.

9.       CONFIDENTIALITY.

         9.1. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except as provided in Section 10 below, neither party will directly or indirectly publish, disseminate or otherwise disclose, deliver or make available to any third party any of the other party's Confidential Information other than in furtherance of this Agreement. RECIPIENT acknowledges that the Federal Food and Drug Administration (FDA) requires SUPPLIER to be knowledgeable concerning all available data on its compounds and drugs and that such data must be maintained and made available to FDA. RECIPIENT therefore acknowledges and agrees that data transmitted to SUPPLIER cannot be considered as confidential.

         9.2. PROTECTION. RECIPIENT will exercise all commercially reasonable precautions to protect the integrity and confidentiality of the Material. RECIPIENT will not remove the Material from RECIPIENT's premises except to the extent necessary to fulfill its obligations under this Agreement, and then only with the prior written consent of SUPPLIER.

10.      PUBLICATION.

         10.1. RIGHT TO PUBLISH; REVIEW BY SUPPLIER. Notwithstanding RECIPIENT's confidentiality obligations under Section 9 above, RECIPIENT will have the right to publish and disclose the final results of the Research. In order to balance this right with SUPPLIER's proprietary interests, RECIPIENT will submit for SUPPLIER's review all manuscripts, abstracts or presentations intended for publication or other public disclosure ("Publications") at least sixty (60) days prior to the date of submission for publication or public disclosure. SUPPLIER will use reasonable efforts to complete its review promptly and will complete its review within sixty (60) days of receipt of the Publications. No Publication shall contain any Confidential Information of SUPPLER. At SUPPLIER's request RECIPIENT agrees to delete from its Publications any references deemed by SUPPLIER to be Confidential Information. At the end of this sixty (60) day period, RECIPIENT will have the right to publish the Publications, as amended by SUPPLIER and subject to SUPPLIER's rights under Section 10.2 below.

         10.2.    OPPORTUNITY TO FILE PATENT APPLICATIONS. If during its sixty
                  (60) day Publication review period SUPPLIER notifies RECIPIENT that it desires patent applications to be filed on any Developments disclosed or contained in the Publications, RECIPIENT will defer publication or other disclosure for a period sufficient to permit SUPPLIER to file any such patent applications, such period not to exceed ninety (90) days from the date of submission of the Publication to SUPPLIER.

11.      TERMINATION.

         11.1. This Agreement will terminate upon completion of the RECIPIENT's current Research as defined in Section 2.6.

         11.2. TERMINATION FOR CAUSE. Either party may terminate this Agreement for cause at any time upon thirty (30) days prior written notice to the other party. "Cause" means a material breach of this Agreement by the other party where such breach, if curable, is not remedied to the nonbreaching party's satisfaction within such thirty (30) day period.

         11.3. TERMINATION BY EITHER PARTY WITHOUT CAUSE. Either party may terminate this Agreement at any time without cause upon not less than sixty (60) days prior written notice to the other party.

         11.4. EFFECT OF TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement for any reason RECIPIENT shall immediately return to SUPPLIER all its Confidential Information and copies thereof, and shall return or, at SUPPLIER's direction, to destroy any and all unused Material. and if instructed to destroy such Material will provide evidence documenting the manner of destruction to SUPPLIER. All of RECIPIENT's rights to use the Material shall cease. Following termination or expiration, neither party shall have any further obligations under this Agreement, except that Sections 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 shall survive and remain in force.

12. NOTICE. All communications and notices from one party to the other will be in writing and will be given by addressing the same to the other party at the address or facsimile number set forth in this Agreement, or at such other address or facsimile number as either party may specify in writing to the other. All notices will become effective when deposited in the United States Mail with proper postage for first class registered or certified mail prepaid, return receipt requested, or when delivered personally, or, if promptly confirmed by mail as above, when dispatched by facsimile.

13. ASSIGNMENT. This Agreement, and the fights and obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party, except that SUPPLIER may assign this Agreement to an affiliated company or in connection with the merger, consolidation or sale of all or substantially all of its assets.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between SUPPLIER and RECIPIENT.

15. NO MODIFICATION. This Agreement may be changed only by a writing signed by both parties.

16. SEVERABILITY. In the event that any one or more of the provisions in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

17. APPLICABLE LAW. This Agreement will in all events and for all purposes be governed by, and construed in accordance with the law of the State of New Jersey without regard to any choice of law principles that would dictate the application of the law of another Jurisdiction.

18.      Miscellaneous Provisions.

         18.1. RECIPIENT acknowledges and agrees that receipt of the Materials from SUPPLIER does not create or imply a particular relationship between SUPPLIER and RECIPIENT, and further agrees that RECIPIENT is acting independently of SUPPLIER and not as an affiliate, employee, agent, or joint venturer of or with SUPPLIER. RECIPIENT shall have no authority to represent, bind or act on behalf of SUPPLIER.

         18.2. In accordance with the requirements of the Federal Food, Drug and Cosmetic Act and with DEA regulations, where applicable, RECIPIENT certifies that it is regularly engaged in conducting laboratory studies or animal tests and that all shipments of Materials received pursuant hereto will be actually used by RECIPIENT or under RECIPIENT's direction for tests in vitro and in animals used only for laboratory research and will not be used in tests involving administration of the Materials in humans. RECIPIENT understands that the Materials are not to be used for in vitro use in the regular course of treating or diagnosing disease in humans. RECIPIENT also certifies that no animals used in such tests, or their products, shall be used for food purposes without the prior approval of the Food and Drug Administration. RECIPIENT further certifies and attests that RECIPIENT's handling and use of the Materials will be done in accordance with all provisions and requirements of the Federal Food, Drug and Cosmetic Act and with DEA regulations, where applicable.

         18.3. RECIPIENT certifies that it will not use the services of any individual who has been debarred under the Federal Food, Drug and Cosmetic Act in the course of the Research with the Materials.

         18.4. RECIPIENT certifies and attests that the individual executing this Agreement is a duly authorized representative of RECIPIENT with full power and authority to sign, bind and otherwise commit RECIPIENT to the terms and obligations of this Agreement. Recipient further certifies and attests that it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by duly authorized representatives, as of the last date written below.

SUPPLIER:                                                     RECIPIENT:


By:______________________________           By:______________________________

Name:____________________________           Name:____________________________

Title:___________________________           Title:___________________________

Date:____________________________           Date:____________________________

                                            Address:_________________________

                                            _________________________________

                                            _________________________________



                                            Agreed and Acknowledged:


                                            By:______________________________

                                            Name:____________________________
                                                     Principal Investigator

                                            Date:____________________________

                                   SCHEDULE A

FORM 1290A         DATE                         ORDER NO.
    Page of
--------------------------------------------------------------------------------

                                                                  TO BE COMPLETED BY RECIPIENT
                                                         --------------------------------------------------
   COMP.                                   Quantity      STATE STUDY OBJECTIVES HERE AND ATTACH PROTOCOL(S)
    NO.          Material Requested        Requested               OR BRIEF STUDY DESCRIPTION(S)
-----------------------------------------------------------------------------------------------------------
     1

-----------------------------------------------------------------------------------------------------------
     2

-----------------------------------------------------------------------------------------------------------
     3

-----------------------------------------------------------------------------------------------------------
     4

-----------------------------------------------------------------------------------------------------------
     5

-----------------------------------------------------------------------------------------------------------

SHIP MATERIAL TO:                           SPECIAL INSTRUCTIONS:



-----------------------------------------
                   TELEX OR CABLE ADDRESS


THIS FORM MUST BE COMPLETED AND SIGNED
BY RECIPIENT'S DULY AUTHORIZED REPRESENTATIVE

DULY AUTHORIZED SIGNATURE ON BEHALF OF RECIPIENT:

--------------------------------------------------------------------------------

DATE

--------------------------------------------------------------------------------

                                 FOR COMPANY USE

EXPORT ORDER NO.

--------------------------------------------------------------------------------

INITIAL CONTACT

--------------------------------------------------------------------------------

EXP. CTR. NO.

--------------------------------------------------------------------------------

DATE

--------------------------------------------------------------------------------

APPROPRIATE DIRECTOR OR ABOVE

--------------------------------------------------------------------------------

DATE

--------------------------------------------------------------------------------

    COMP.       QUANTITY        RIC NUMBER       BATCH/LOT NUMBER             POTENCY
     NO.         FILLED                                                        MCG/MG
-----------------------------------------------------------------------------------------
      1

-----------------------------------------------------------------------------------------
      2

-----------------------------------------------------------------------------------------
      3

-----------------------------------------------------------------------------------------
      4

-----------------------------------------------------------------------------------------


                    SCHERING-PLOUGH RESEARCH INSTITUTE
                    2015 GALLOPING HILL ROAD
                    KENILWORTH, NEW JERSEY 07033-0539

                             AT YOUR REQUEST
                    ----------------------------------
                    SHIP TO:
                    ----------------------------------

                    ----------------------------------

                    ----------------------------------

                    ----------------------------------
                    RETURN REQUESTED

--------------------------------------------------------------------------------
INVENTORY SOURCE

--------------------------------------------------------------------------------
FILLED BY:                              DATE

--------------------------------------------------------------------------------
SHIPPED BY:                             DATE

--------------------------------------------------------------------------------

DISTRIBUTION
ORIGINAL     INVES -> ORIG -> INVEN SOURCE -> SHIPPING -> TECH DOC

COPY 1       INVES -> ORIG -> INVEN SOURCE -> SHIPPING -> INVES

COPY 2       INVES -> ORIG -> INVEN SOURCE -> SHIPPING

COPY 3       INVES -> ORIG -> INVEN SOURCE (WHEN SOURCE IS NOT TECH DOC)

COPY 4       INVES -> ORIG -> TECH DOC -> ORIG (WHEN TECH DOC IS INVEN SOURCE)

Form 1290A                                               Date:


                                   SCHEDULE B

           DETAILED DESCRIPTION OF RECIPIENT'S NONCOMMERCIAL RESEARCH


STATEMENT OF INVESTIGATOR:

1. Name of Investigator(s):____________________________________________________

2. DEA Number (if applicable):_________________________________________________

3. Name and Address of Institution where Study will be conducted:

   ____________________________________________________________________________

   ____________________________________________________________________________

   ____________________________________________________________________________

4. Investigator's Affiliation with above Institution:

   ____________________________________________________________________________

5. Professional Training of Investigator(s):

   Institution                          Degree                    Year

   ___________________________________   ______________________________________

   ___________________________________   ______________________________________

   ___________________________________   ______________________________________


6. Study Type

   / / Animal  / / In Vitro     / / Analytical      / / Other _________________
                                                                   specify

7. Animal Species to be used:__________________________________________________

DETAILED DESCRIPTION OF RESEARCH:______________________________________________

   ____________________________________________________________________________

   ____________________________________________________________________________

   ____________________________________________________________________________

   ____________________________________________________________________________

   ____________________________________________________________________________

                                                                     EXHIBIT D-1

                           CLINICAL RESEARCH AGREEMENT


               This Agreement is entered into as of the last date on the signature page hereof, by and between International Medical Technical Consultants, Inc., hereinafter called "IMTCI", and Genome Therapeutics Corporate, a Massachusetts Corporation with its office and place of business at 100 Beaver Street, Waltham, MA 02154, hereinafter called "GTC".

               GTC desires and IMTCI is willing to perform certain clinical research (the "Study"). The Parties hereto agree as follows:

1.             SCOPE OF WORK

                             The Study to be performed under this Agreement
               shall be performed in accordance with the terms of the final protocol, including as it may be amended in accordance with the terms of this Agreement, for the Study entitled, "Genetics of Asthma" (the "Protocol") which is attached as Exhibit A and incorporated into this Agreement by reference. IMTCI certifies that, to its best knowledge, its facilities and population are adequate to perform the Study contemplated by this Agreement and the Protocol. IMTCI and Principal Investigator (named in Article 2 below) agree that all aspects of the Study will be conducted in conformity with all applicable, federal, state and local laws and regulations.

2.             PRINCIPAL INVESTIGATOR

                             IMTCI's Principal Investigator is Robert Dockhorn,
               M.D., (who with any subinvestigators shall be collectively referred to as "Principal Investigator"). The Principal Investigator will be responsible for the direction and supervision of all Study efforts in accordance with applicable IMTCI policies, the Protocol and this Agreement. In the event that the Principal Investigator who signs either the Protocol and/or this Agreement leaves or is removed from the IMTCI, then IMTCI shall, within ten (10) days of such departure by the Principal Investigator, provide written notice of such event to GTC. Any successor to the Principal Investigator must be approved, in writing, by GTC and such successor shall be required to agree to all the terms and conditions of the Protocol and this Agreement and to sign each such document as evidence of such agreement (although failure to so sign will not relieve such successor from abiding with all the terms and conditions of the Protocol and this Agreement).

3.             PROJECT MONITOR AND INSPECTION RIGHTS

                             It is agreed that the project monitor(s) and others
               designated by GTC may, at mutually agreeable times during the Study and for a reasonable time after completion or early termination of the Study, arrange with Principal Investigator or his/her designee:

               (i) to examine and inspect, at regular business hours, IMTCI facilities required for performance of the Study; and

               (ii) subject to applicable patient confidentiality considerations, to inspect, audit, and to copy or have copied, all data and work product relating to the Study conducted under this Agreement and to inspect and make copies of all data necessary for GTC to confirm that the Study is being conducted in conformance with the Protocol and in compliance with all applicable legal and regulatory requirements, including without limitation, any applicable requirements of the United States Food and Drug Administration ("FDA").

4.             CLINICAL TRIAL APPROVALS

               A. IMTCI shall be responsible for obtaining the following:

                             (i)            approval of the Protocol, any
                                            informed consent relating to the
                                            Study and advertisement, if any,
                                            pertaining to the enrollment of
                                            subjects in the Study by the
                                            appropriate Institutional Review
                                            Board ("IRB") prior to beginning any
                                            Study on human subjects; and

                             (ii) an informed consent which complies with all applicable federal, state, and local laws and regulations signed by or on behalf of each human subject prior to the subject's participating in the Study.

               B. IMTCI shall be responsible for obtaining approval of the Protocol and informed consent from GTC prior to obtaining IRB approval. In the event IMTCI's IRB requires changes in the Protocol or informed consent, GTC shall be advised in advance and all modifications to the Protocol and informed consent must be approved in advance by GTC. IMTCI and Principal Investigator shall not modify the Study described in the Protocol once finalized and after approval by the IRB without the prior written approval of GTC.

5.             TERM OF AGREEMENT

               It is anticipated that the Study shall begin on December 20, 1996, and shall continue until the Study is completed and all final Study documentation required to be provided under the Protocol is received and accepted by GTC. If, at any time, IMTCI or Principal Investigator have reason to believe that the Study will not be initiated or completed as per the schedule (included in Exhibit A of this Agreement) initially anticipated and agreed upon by the parties, GTC will be advised, in writing, of the reason(s) and length of additional time required to commence or complete work, and this Agreement may be terminated by GTC as provided in Article 6.

6.             TERMINATION AND ENROLLMENT CAP

               A.            GTC may terminate this Agreement by giving thirty
                             (30) days written notice to IMTCI. Notwithstanding the foregoing, in the event GTC believes that immediate termination is necessary due to its evaluation of risks to enrolled research subject(s), GTC may terminate this Agreement immediately.

               B. Notwithstanding any other provision hereof, GTC shall be entitled to terminate this Agreement for any Material Breach which shall be defined as:

                             (i) IMTCI's failure to comply with its obligations, responsibilities and the terms and conditions of this Agreement and the Protocol;

                             (ii) IMTCI's failure to comply with: (a) its obligations for keeping GTC informed of all necessary and relevant information in connection with the Protocol; (b) any applicable law, rule or regulation relevant to the Study; and (c) the work to be performed under this Agreement.

               C.            In the event of any termination:

                             (i) IMTCI shall return to GTC all unused materials provided by Sponsor;

                             (ii) except in the event of termination because of a Material Breach by IMTCI, and unless otherwise specified in writing between the Parties, the total sums payable by GTC pursuant to this Agreement shall be equitably pro-rated for actual work performed in accordance with the Protocol to date of notice termination with any unexpended portion of funds previously paid by GTC to IMTCI being refunded to GTC;

                             (iii) in the event of termination as a result of a Material Breach, the parties agree to make a good faith effort to reach agreement to compensate IMTCI for actual work performed in accordance with the Protocol to date of notice of termination; and

                             (iv) Principal Investigator shall return to GTC all Confidential Information (as defined in Article 9 hereof) owned or controlled by GTC and in the possession of IMTCI.

               D. The termination of this Agreement shall not relieve either party of its obligation to the other in respect of:

                             (i)            retaining in confidence all
                                            Confidential Information (as defined
                                            in Article 9 hereof);

                             (ii) complying with record keeping and reporting obligations (under Article 7 hereof);

                             (iii) obtaining written approval and consents for any publications (under
                                            Article 10 hereof) and publicity and
                                            promotional purposes (under Article
                                            17 hereof);

                             (iv) compensation for services performed to date of notice of termination, except as set forth in Article 6.C
                                            (iii) hereof;

                             (v)            indemnification and insurance
                                            obligations (under Article 12
                                            hereof);

                             (vi)           inspection rights (under Article 3
                                            hereof); and

                             (vii) obligation to assist in obtaining patent protection (under Article 13 hereof)

                             all of which obligations are binding on the appropriate party and shall remain in full force and effect as set forth in this Agreement.

               E. GTC reserves the right to limit enrollment by giving written notice, or by giving notice by telephone followed by written notice, to IMTCI and Principal Investigator to cease further enrollment in the Study ("Enrollment Cap"). Upon receipt of such notice, IMTCI and Principal Investigator agree to enroll no further patients in the Study. Unless otherwise specified in writing between the Parties, in the event of such a notice to cease further enrollment, the total sums payable by GTC pursuant to this Agreement shall be equitably pro-rated for the number of patients enrolled to the date of such notice, with any funds for patients beyond the Enrollment Cap previously paid by GTC to IMTCI being refunded to GTC.

7.             RECORDS AND REPORTS

               A. Principal Investigator and IMTCI shall have the following record keeping and reporting obligations:

                             (i) preparation and maintenance of complete, accurately written records, accounts, notes, reports and data relating to the Study under this Agreement; and

                             (ii) preparation and submission to GTC (in a periodic and timely manner during the term of this Agreement) of all raw data and other material called for in the Protocol in the form of properly completed patient case report forms ("Case Report Forms") or into an electronic database (i.e., remote data entry) supplied by GTC for each patient as provided in the Protocol. Case Report Forms and the electronic database shall be the exclusive property of GTC.

               B. Principal Investigator and IMTCI agree to notify GTC within twenty-four (24) hours after learning of any serious and/or unexpected adverse drug reaction affecting any patient in the Study. Principal Investigator and IMTCI further agree to follow-up such notification of adverse drug reaction with appropriate reports in compliance with the Protocol and all applicable legal and regulatory requirements.

               C. Principal Investigator and IMTCI further agree to conduct the Study and maintain records and data during and after the term or early termination of this Agreement in compliance with all applicable legal and regulatory requirements, including without limitation, any applicable requirements of the FDA. Principal Investigator and IMTCI further agree to permit GTC or GTC's representatives to examine and audit all records and reports, with prior written notification from GTC and during normal business hours (subject to applicable patient confidentiality considerations).

               D. Principal Investigator agrees to notify GTC within twenty-four (24) hours in the event that the FDA or any other regulatory authority notifies the Study site of a pending inspection/audit. In addition, Principal Investigator will forward to GTC any written communication received as a result of the inspection/audit within twenty-four (24) hours of receipt of such communication and agrees to allow GTC to assist in responding to any citations. Such responses shall be made within two (2) weeks of issuance of any citation or within any earlier deadline set by the issuing regulatory authority. Principal Investigator shall also provide GTC copies of any documents provided to any inspector/auditor.

8.             COST AND PAYMENT

               The budget for the Study will be contained on a separate form which will be signed by IMTCI and which shall be deemed to be incorporated by reference into this Agreement. The payment(s) set forth in such budget are acknowledged by the Parties hereto to be adequate consideration for the work undertaken hereunder.

9.             CONFIDENTIAL INFORMATION

               A. During and for a period of ten (10) years after the term or early termination of this Agreement, IMTCI and Principal Investigator shall retain in confidence all test articles and proprietary data and/or information obtained from GTC or generated pursuant to the Study including, but not limited to, the Protocol, the investigator's brochure, interim results and any other information or material disclosed under secrecy agreements previously entered into between the Parties ("Confidential Information"). This restriction shall not apply to Confidential Information:

                             (i) which is or becomes public knowledge (through no fault of IMTCI or Principal Investigator);

                             (ii) which is lawfully made available to IMTCI or Principal Investigator by an independent third party owing no obligation of confidentiality to GTC with regard thereto (and such lawful right can be properly demonstrated by IMTCI or Principal Investigator);

                             (iii) which is already in IMTCI's or Principal Investigator's possession at the time of receipt from GTC (and such prior possession can be properly demonstrated by IMTCI or Principal Investigator);

                             (iv) published in accordance with the express terms of this Agreement; or

                             (v)            which is required by law,
                                            regulation, rule, act or order of
                                            any governmental authority or agency
                                            to be disclosed by IMTCI.

               B. To permit GTC an opportunity to intervene by seeking a protective order or other similar order, in order to limit or prevent disclosures of Confidential Information, IMTCI or Principal Investigator shall immediately notify GTC, in writing, if it is requested by a court order, a governmental agency, or any other entity to disclose Confidential Information in IMTCI's or Principal Investigator's possession and thereafter IMTCI or Principal Investigator shall disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by GTC.

               C. Subject to applicable federal, state or local legal and regulatory requirements, IMTCI and Principal Investigator agree to promptly return to GTC, upon its request, all Confidential Information obtained from GTC or belonging to GTC pursuant to this Agreement; provided, however, that IMTCI's legal counsel may retain one copy of Confidential Information in a secure location for purposes of identifying IMTCI's obligations under these confidentiality provisions.

               D. IMTCI and Principal Investigator shall limit disclosure of Confidential Information received hereunder to only those of its representatives, agents, officers and employees (collectively, "Agents") who are directly involved with the Study and only on a need-to-know basis. IMTCI and Principal Investigator shall advise its Agents upon disclosure to them of any Confidential Information of the proprietary nature thereof and the terms and conditions of this Agreement and shall use all reasonable safeguards to prevent unauthorized disclosure by such Agents. IMTCI and Principal Investigator shall be responsible for any breach of these confidentiality provisions by its Agents.

               E. IMTCI and Principal Investigator acknowledge and expressly agree that any disclosure of Confidential Information in violation of this Agreement would be detrimental to GTC's business and cause it irreparable harm and damage. In accordance with applicable law and in addition to any other rights and remedies provided herein, GTC shall be entitled to secure equitable relief by way of injunction or otherwise.

10.            DATA AND OTHER RIGHTS

               A. Principal Investigator and IMTCI agree that all research data and results generated during the course of the Study shall be the property of GTC. Principal Investigator and IMTCI further agree to execute any documents or undertake any further actions if requested by GTC to evidence transfer of title to such data.

               B. Principal Investigator and IMTCI agree that IMTCI shall have no right to use the patient materials collected for the Study for its own purposes nor the right to transfer those materials to any third party for any reason without written permission from GTC.

11.            INDEMNIFICATION AND INSURANCE

               A. GTC shall indemnify, defend and hold harmless IMTCI, its trustees, officers, agents, employees and Principal Investigator, (and any named co-investigator) from and against any demands, claims, actions, proceedings or costs of judgments which may be made or instituted against any of them by reason of personal injury (including death) to any person, or damage to property, arising out of or connected with (i) the design of the Protocol, or (ii) any negligent act or omission or willful misconduct by GTC, its officers, directors, agents or employees.

               B. Notwithstanding the foregoing, GTC shall have no indemnification obligation or liability and IMTCI shall indemnify, defend and hold harmless GTC, its parent corporation, subsidiaries, affiliates, officers, directors, agents, and employees for loss or damage resulting from:

                             (i)            failure of IMTCI or Principal
                                            Investigator to adhere to the terms
                                            and provisions of the Protocol or
                                            agreed amendments thereto or GTC's
                                            written recommendations and
                                            instructions;

                             (ii)           failure of IMTCI or Principal
                                            Investigator to comply with any
                                            applicable FDA or other governmental
                                            or state requirements, law, rules or
                                            regulations applicable to the
                                            performance of its obligations under
                                            this Agreement;

                             (iii)          failure of IMTCI or Principal
                                            Investigator to render professional
                                            service or to conduct the Study in a
                                            normal, prudent manner; or

                             (iv) negligent act or omission or willful misconduct by Principal
                                            Investigator, IMTCI, its trustees,
                                            officers, agents or employees
                                            related to the performance of
                                            services under this Agreement.

               C. A condition of GTC's indemnity obligation is that, whenever Principal Investigator and or IMTCI has information from which it may reasonably conclude an incident of bodily injury or death has occurred, IMTCI shall immediately give notice to GTC of all pertinent data surrounding such incident. In addition, Principal Investigator and IMTCI shall comply with all of the obligations with regard to adverse event reporting procedures as set forth in this Agreement and the Protocol and any appendix or attachment thereto. In the event claim is made or suit is brought, IMTCI and Principal Investigator shall assist GTC and cooperate in the gathering of information with respect to the time, place, and circumstances and in obtaining the names and addresses of the injured parties and available witnesses.

               D. A party or any of its affiliates or their respective trustees, officers, directors, employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 11 shall promptly notify the other party (the "Indemnitor") or any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this
                             Article 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this
                             Article 11. The Indemnitee under this Article 11, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that each party claims indemnity from the other and one party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

               E. IMTCI shall secure and maintain in full force and effect through the performance of the Study (and following termination or early termination of the Study to cover any claims arising from the Study) insurance coverage in a commercially reasonable amount for:

                             (i) medical professional and/or medical malpractice liability (including coverage of Principal Investigator);

                             (ii)           general liability (including
                                            coverage for the Study site); and

                             (iii) worker's compensation, each such insurance coverage in amounts required by applicable federal and state laws and appropriate to the conduct of IMTCI's business activities and the services contemplated by the Study.

                             Upon request of GTC, copies of certificates evidencing such insurance coverage will be made available to GTC and IMTCI shall provide thirty
                             (30) days' prior written notice to GTC in the event of cancellation or any material change in such insurance.

12.            INVENTIONS AND PATENTS

               The sole and exclusive right to any inventions, discoveries or innovations, whether patentable or not, arising directly or indirectly, in the performance of the Protocol and Study under this Agreement and using Study shall be the property of GTC. IMTCI or Principal Investigator will promptly notify GTC in writing of any such Inventions, and at GTC's request, and expense, IMTCI and Principal Investigator will cause to be assigned to GTC all right, title and interest in and to any such Inventions and provide reasonable assistance to obtain patents including causing the execution of any invention assignment or other documents.

13.            NOTICE

               Whenever any notice is to be given hereunder, it shall be in writing and mailed postage pre-paid by certified or registered mail, return receipt requested, or personally delivered to the appropriate party at the address indicated below, or at such other place or places as either party may designate in a written notice to the other:

               To IMTCI:    IMTCI
                            16300 College Boulevard
                            Lexena, KS   66219
                            Attn: Robert Dockhorn, M.D.

               To GTC:      Genome Therapeutics Corporation
                            Attn:  Manager, Business Development
                            100 Beaver Street
                            Waltham, MA  02154

               Notice shall be deemed to have been received at the earlier of receipt or five (5) days from the date of mailing (in the case of a letter).

14.            ASSIGNMENT

               This Agreement is not assignable by IMTCI and any attempted assignment or delegation in violation hereof shall be void. GTC may assign this Agreement to an affiliated company or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates without the prior consent of IMTCI. Notwithstanding such assignment, GTC shall remain liable for all of its obligations under this Agreement.

15.            APPLICABLE LAW

               This Agreement shall be construed in accordance with Massachusetts law.

16.            PUBLICITY

               Neither Party shall use the name of the other Party (or the name of GTC or any division or affiliated companies) for promotional purposes without the prior written consent of the Party whose name is proposed to be used. No news release, publicity or other public announcement, either written or oral, regarding this Agreement or performance hereunder or results arising from the Study, shall be made by IMTCI without the prior written approval of GTC.

17.            INDEPENDENT CONTRACTOR

               It is agreed by the Parties that IMTCI and Principal Investigator are acting in the capacity of independent contractors hereunder and not as employees, agents or joint venturers of or with GTC. Neither IMTCI nor Principal Investigator shall have any authority to represent, bind or act on behalf of GTC.

18.            AGREEMENT MODIFICATIONS

               Neither this Agreement nor the Protocol may be altered, amended or modified except by written document signed by both Parties.

19.            SEVERABILITY

               If any term or condition in this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by either Party hereunder, shall be held illegal, invalid or unenforceable, the remaining terms and conditions of this Agreement shall not be affected thereby and such terms and conditions shall be valid and enforceable to the fullest extent permitted by law.

20.            NO WAIVER

               Failure on the part of GTC to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

21.            FORCE MAJEURE

               Noncompliance by either Party with the obligations of this Agreement due to force majeure, (laws or regulations of any government, war, civil commotion, destruction of production facilities and materials, fire, flood, earthquake or storm, labor disturbances, shortage of materials, failure of public utilities or common carriers) or any other causes beyond the reasonable control of the applicable party, shall not constitute breach of this Agreement and such party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided it first notifies the other party in writing of such prevention and that it uses its best efforts to cause the event of such force majeure to terminate, be cured or otherwise ended.

22.            ENTIRE UNDERSTANDING

               This Agreement, including any exhibits and schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes and cancels all previous agreements among the parties, written and oral in respect of the subject matter hereof. In the event of any inconsistency between this Agreement and the attached Protocol ______________________________ (Exhibit A), the terms of this
               Agreement shall govern except with regard to adverse event reporting procedures which shall be governed by the Protocol and any appendix or attachment thereto.

               IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, by duly authorized representatives, as of the last date written below.

International Medical Technical        Genome Therapeutics Corporation
  Consultants, Inc.


By:  /s/ Illegible Signature           By:  /s/ Illegible Signatures
    ______________________________          ___________________________________
Date:  12/19/96                        Date:  12/19/96
     _____________________________          ___________________________________

AGREED AND ACCEPTED:


/s/ Illegible Signature
__________________________________

Principal Investigator
Date:  12/20/96
     _____________________________

                         GENOME THERAPEUTICS CORPORATION
                                      [*]
                                BUDGET WORKSHEET
                                December 20, 1996
                                      [*]


                                      [*]

                              OTHER STUDY EXPENSES


                                      [*]

*Confidential Treatment Requested

                         GENOME THERAPEUTICS CORPORATION
                                      [*]
                                BUDGET WORKSHEET
                                December 20, 1996



                                      [*]

Total                                                             [*]

                                      [*]

Total                                                             [*]


*Data management budget was developed in accordance with attached assumptions

*Confidential Treatment Requested

                Assumptions in Revised Data Management Proposals


                                      [*]

*Confidential Treatment Requested

                         GENOME THERAPEUTICS CORPORATION
                                      [*]
                                BUDGET WORKSHEET
                                December 20, 1996
                                      [*]



                                      [*]


                              OTHER STUDY EXPENSES


                                      [*]

*Confidential Treatment Requested

                                    PAGE 1                        STUDY NO. GTC
-------------------------------------------------------------------------------
12/20/96-DRAFT
                                 CONFIDENTIAL

                       GENOME THERAPEUTICS CORPORATION


STUDY NUMBER:           GTC-50

STUDY TITLE:            Family Data Collection for Genetics of Asthma Research
                        Project*

PRICIPAL INVESTIGATOR:  Stephen Holgate, M.D.

ADDRESS:                Southampton General Hospital
                        Medicine I, Level D, Centre Block
                        Tremona Road
                        Southampton, England S016 6YD

TELEPHONE NUMBER:       01-703-796960

SUB-INVESTIGATORS:

PROJECT PHYSICIAN:      Schering-Plough Research Institute
                        Kenilworth, NJ

PROJECT MONITORS:       Tim P. Keith, Ph.D.
                        Genome Therapeutics Corporation

ADDRESS:                100 Beaver Street
                        Waltham, MA 02154

TELEPHONE NUMBERS:      617 398 2354, 2300

FAX NUMBER:             617 894 7059 or 893 8277



* Confidential Treatment Requested

                                    PAGE 1                     STUDY NO. GTC-



12/20/96 - DRAFT

                             C O N F I D E N T I A L

                         GENOME THERAPEUTICS CORPORATION

STUDY NUMBER:                 GTC-01

STUDY TITLE:                  [*]

PRINCIPAL INVESTIGATOR:       Robert Dockhorn, M.D.

ADDRESS:                      IMTCI
                              16300 College Boulevard
                              Lenexa, Kansas, USA 66219

TELEPHONE NUMBER:             913-599-4100

SUB-INVESTIGATORS:            Rod Saponjic, Ph.D.

PROJECT PHYSICIAN:            Melvyn R. Danzig, Ph.D.
                              Schering-Plough Research Institute
                              Kenilworth, NJ

PROJECT MONITORS:             Tim P. Keith, Ph.D.
                              Genome Therapeutics Corporation

ADDRESS:                      100 Beaver Street
                              Waltham, MA 02154

TELEPHONE NUMBERS:            617 398 2354, 2300

FAX NUMBER:                   617 894 7059 or 893 8277

*Confidential Treatment Requested

SCH 00066                           PAGE 2                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


1.    INTRODUCTION

      Asthma is a significant health problem that affects 5% of the US population. Studies suggest a strong genetic component in the etiology of the disease with heritability estimates ranging from 60-80% for atopy and 70% for airway responsiveness. Despite a clear genetic contribution to the disease, no consistent mode of inheritance has been observed suggesting that multiple genetic factors, and environmental influence, play a role.

      The goal of the genetics of asthma research project is [*]

2.    OBJECTIVE

      The objective of this study is to [*]

3.    INVESTIGATIONAL PLAN

3.1.  STUDY SUMMARY

      [*]

*Confidential Treatment Requested

SCH 00066                           PAGE 3                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


      [*]

3.2.  STUDY POPULATION

      A total of [*]

3.2.1.   INCLUSION CRITERIA

         [*]

3.2.2.   EXCLUSION CRITERIA

         [*]

*Confidential Treatment Requested

SCH 00066                           PAGE 4                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


      [*]

3.3.  PARTICIPATING STUDY CENTERS

      [*]

      SITE 01 =

      Principal Investigator:

      Robert Dockhorn, M.D.
      IMTCI
      16300 College Boulevard
      Lenexa, Kansas, USA 66219

      SITE 50 =

      Principal Investigator:

      Stephen Holgate, M.D.
      University of Southampton
      Tremona Road
      Southampton, England S016 6YD


3.4.  STUDY PROCEDURES


      [*]

*Confidential Treatment Requested

SCH 00066                           PAGE 5                     STUDY NO. B96-364
SECTION 6                                                               11/26/96



[*]

[*]

[*]

3.4.2.2.    CURRENT MEDICATIONS


[*]

*Confidential Treatment Requested

SCH 00066                           PAGE 6                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


3.4.2.3.    INFORMED CONSENT

            [*]

3.4.3.   CLINIC VISIT - STUDY PROCEDURES

         [*]

*Confidential Treatment Requested

SCH 00066                           PAGE 7                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


                                      [*]

*Confidential Treatment Requested

SCH 00066                           PAGE 8                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


                                      [*]

*Confidential Treatment Requested

SCH 00066                           PAGE 9                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


                                      [*]

4.    REFERENCES

5.    STUDY SIGNATURES

THIS CONFIDENTIAL INFORMATION ABOUT AN INVESTIGATIONAL STUDY IS PROVIDED FOR THE EXCLUSIVE USE OF INVESTIGATORS OF THIS STUDY AND IS SUBJECT TO RECALL AT ANY TIME. THE INFORMATION IN THIS DOCUMENT MAY NOT BE DISCLOSED UNLESS SUCH DISCLOSURE IS REQUIRED BY FEDERAL OR STATE LAW OR REGULATIONS. SUBJECT TO THE FOREGOING, THIS INFORMATION MAY BE DISCLOSED ONLY TO THOSE PERSONS INVOLVED IN THE STUDY WHO HAVE A NEED TO KNOW, WITH THE OBLIGATION NOT TO FURTHER DISSEMINATE THIS INFORMATION. THESE RESTRICTIONS ON DISCLOSURE WILL APPLY EQUALLY TO ALL FUTURE ORAL OR WRITTEN INFORMATION, SUPPLIED TO YOU BY THE SPONSOR, WHICH IS DESIGNATED AS "PRIVILEGED" OR "CONFIDENTIAL".

      I have read this protocol dated ____________, (amended ____________) and agree to conduct the study accordingly.


*Confidential Treatment Requested

SCH 00066                          PAGE 10                     STUDY NO. B96-364
SECTION 6                                                               11/26/96


"The Protocol incorporates into it Appendices A through E, which taken together with the Protocol is governing with respect to the subject matter hereof. In the event of any inconsistency between the Protocol and the attached Appendices, the terms of the Protocol shall govern."

/s/ Robert Dockhorn, M.D.                               12/20/96
-----------------------------------------------         ------------
Signature of Principal Investigator - Study -01         Date

Robert Dockhorn, M.D.
-----------------------------------------------         ------------
Printed or typed name                                   Date


-----------------------------------------------         ------------
Signature of Principal Investigator - Study -50         Date

Stephen T. Holgate, M.D.
-----------------------------------------------         ------------
Printed or typed name                                   Date

/s/ Tim P. Keith, Ph.D.                                 12/20/96
-----------------------------------------------         -----------
Signature of Genome Therapeutics Corp Director          Date

Tim P. Keith, Ph.D.
-----------------------------------------------         ------------
Printed or typed name                                   Date


6.    APPENDICES

APPENDIX A - Phone Questionnaire
APPENDIX B - Mother Questionnaire
APPENDIX C - Father Questionnaire
APPENDIX D - Sibling Questionnaire
APPENDIX E - Video Questionnaire

                                                                     EXHIBIT D-2


                          SPONSORED RESEARCH AGREEMENT

         This Agreement, effective as of __________, 1996 (the "Effective Date"), is between the University of Southampton ("University"), a university, having its principal location in Southampton, United Kingdom, and Genome Therapeutics Corporation ("Sponsor"), a Massachusetts corporation, having its principal place of business at 100 Beaver Street, Waltham, Massachusetts 02154.

R E C I T A L S

         WHEREAS, the University of Southampton has established a laboratory directed by Stephen T. Holgate, M.D., D.Sc. at its School of Medicine to conduct research in the area of genetic epidemiology; and

         WHEREAS, Genome Therapeutics Corporation wishes to provide financial support for research at the laboratory for research described in Exhibit A and in order to obtain certain rights with respect to the results of such research;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, University and Sponsor hereby agree as follows:

1. Definitions.

         1.1. "Confidential Information" shall mean any confidential or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with the performance of the Research Project, provided that such information is specifically designated as confidential. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, and research and development activities.

         1.2. "Field" shall mean (i) the use of small molecules, proteins, antisense molecules and gene therapy for the treatment of asthma and related diseases, resulting from the identification of genes involved in asthma and such related diseases, and (ii) the diagnosis of Asthma and related diseases.

         1.3. "Inventions" shall mean any potentially patentable invention based on the Research Results which is conceived or reduced to practice during the Term by employees of University.

         1.4. "Materials" shall mean any tangible biological, chemical, or physical materials. In the case of biological materials, the term "Materials" shall also include tangible materials that are routinely produced through use of the original materials, including, for example, any progeny derived from a cell line, monoclonal antibodies produced by hybridoma cells, DNA or RNA replicated from isolated DNA or RNA, recombinant proteins produced through use of isolated DNA or RNA, and recombinant proteins isolated from a cell extract or supernatant by non-proprietary affinity purification methods.

         1.5. "Patent Rights" shall mean all United States and foreign patent applications claiming an Invention, including any divisional, continuation, continuation-in-part (to the extent that the claims are directed to an Invention), and foreign equivalents thereof, as well as any patents issued thereon or reissues thereof. "University Patent Rights" shall mean Patent Rights claiming Inventions that are conceived or reduced to practice solely by employees of University. "Joint Patent Rights" shall mean Patent Rights claiming Inventions that are conceived or reduced to practice jointly by employees of University and employees or consultants of Sponsor.

         1.6. "Principal Investigator" shall mean an employee of University who has primary responsibility for the performance of the Research Project. The Principal Investigator is identified in Section 2.1. below.

         1.7. "Project Materials" shall mean Materials that are discovered or developed by University in the performance of the Research Project, including, without limitation, patient DNA materials collected and/or utilized in performance of the Research Project.

         1.8. "Proprietary Materials" shall mean any proprietary Materials other than Project Materials that are furnished by one party (the "Supplier") to the other party (the "Recipient") in connection with the performance of the Research Project.

         1.9. "Research Project" shall mean the research project described on Exhibit A ("Description of Research Project"), which University agrees to perform under the terms and conditions of this Agreement.

         1.10. "Research Results" shall mean all data, clinical data, test results, laboratory notes, techniques, know-how, and any other research results that are obtained by University in the performance of the Research Project. The term "Research Results" shall not include any Project Materials, patentable inventions, copyrighted or copyrightable works, trademarks or service marks, or other intellectual property based on the Research Results.

         1.11. "Technical Representative" shall mean an individual designated by Sponsor as its principal technical representative for consultation and communications with University and the Principal Investigator. The Technical Representative is identified in Section 2.1. below.

         1.12. "Term" shall mean the term of this Agreement as further defined in Section 6.1. below.

2. Performance of Research Project.

         2.1. Principal Investigator and Technical Representative. The Principal Investigator shall be Stephen T. Holgate, M.D., D.Sc. If Stephen T. Holgate ceases to serve as Principal Investigator for any reason, University will promptly notify Sponsor, and University and Sponsor shall use good faith efforts to identify a mutually acceptable replacement within sixty (60) days. If a suitable replacement Principal Investigator cannot be identified within the sixty-day period, Sponsor shall have right to terminate this Agreement as provided in Section 6.2. The Technical Representative shall be Tim Keith, Ph.D. Sponsor may change its Technical Representative upon thirty (30) days written notice to University.

         2.2. Performance of Research Project. University shall use best efforts to complete the Research Project. The Principal Investigator shall direct the Research Project and shall control the manner of its performance. The Technical Representative may consult informally with the Principal Investigator, both in person and by telephone, regarding the performance of the Research Project. The Technical Representative shall have reasonable access to University facilities where the Research Project is being conducted.

         2.3. Records, Materials, and Reports. The Principal Investigator will prepare and maintain records containing all Research Results, including laboratory notebooks maintained in accordance with customary academic practice. During the term of this Agreement the Technical Representative shall have reasonable access to such research records, and the Principal Investigator agrees to furnish Sponsor, upon request, with reasonable amounts of any Project Materials, subject to availability. The Principal Investigator agrees to promptly notify Sponsor of any significant Research Results, and in addition, the Principal Investigator shall furnish the Sponsor with a written report at least once every six (6) months during the Term of this Agreement summarizing the progress made in the Research Project. Within ninety (90) days after the expiration or termination of this Agreement, the Principal Investigator shall deliver to Sponsor a final report describing all significant Research Results in reasonable detail; provided, however, that the Principal Investigator may extend this ninety-day deadline with the consent of Sponsor.

3. Contributions of Sponsor.

         3.1. Contributions to Research Project. Sponsor shall contribute to the Research Project the financial support listed on Exhibit B ("Sponsor Contributions"). Sponsor may also furnish University and the Principal Investigator with certain Confidential Information and Proprietary Materials, which shall remain the property of Sponsor.

         3.2. Payments to University. In consideration of the performance of the Research Project, Sponsor shall make periodic advance payments to University in the amounts listed on Exhibit B ("Sponsor Contributions"). Payments should be made in the name of "University of Southampton" and sent to Mr. Frank Anderson, University Medicine, Southampton General Hospital, Centre Block, Tremona Road, Southampton S016 6YD (Tel: 44 1703 396960, Fax: 44 1703 701771). If this
Agreement is terminated prior to the expiration of the Term for any reason other than the departure by the Principal Investigator (as described in Section 6.2) or a material breach by University (as described in Section 6.3.), then Sponsor will continue to pay University for the uncancellable financial commitments made by University as part of the Research Plan. Within thirty (30) days after the expiration or termination of this Agreement, University shall furnish Sponsor with a final accounting of all expenses incurred in connection with the Research Project and all funds received from Sponsor pursuant to this
Section 3.2., together with a check payable to Sponsor in the amount of any unexpended and uncommitted funds.

         3.3. Use of Funds. University shall monitor expenditures in accordance with its institutional policies, to use its best endeavors to ensure that the funds provided by Sponsor are properly spent in connection with the performance of the Research Project.

         3.4. Ownership of Equipment. Upon termination or expiration of this Agreement, University shall retain title to all equipment purchased or fabricated by University with funds provided by Sponsor.

4. Confidential Information; Proprietary Materials; Publications.

         4.1. Confidential Information.

                  (a) Designation. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status (such as "Confidential" or "Proprietary"). Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

                  (b) Obligations. During the Term and thereafter for a period of five (5) years, the Receiving Party shall (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, faculty, students, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the performance of the Research Project; (ii) use all Confidential Information solely for the performance of the Research Project; and (iii) allow its directors, officers, employees, faculty, students, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the performance of the Research Project, with all such reproductions being considered Confidential Information.

                  (c) Exceptions. The obligations of the Receiving Party under
Section 4.1.(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

(iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure.

                  (d) Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its Confidential Information in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

                  (e) Termination of Confidential Disclosure Agreement. The Parties hereby terminate, as of the Effective Date, the Confidential Disclosure Agreement entered into between the University and Sponsor dated July 11, 1996 (the "CDA"), and this Agreement shall supersede such CDA. The Parties agree that all "Proprietary Information" (as defined in the CDA) shall become Confidential Information as of the Effective Date and be subject to the terms and conditions of this Agreement.

         4.2. Proprietary Materials.

                  (a) Limited Use and Transfer. The Recipient shall use Proprietary Materials only for the performance of the Research Project. The Recipient shall use the Proprietary Materials only in compliance with all applicable federal, state, and local laws and regulations. The Recipient shall not use the Proprietary Materials in any in vivo experiments on human subjects. The Recipient shall not transfer any Proprietary Materials to any third party without the prior written consent of the Supplier.

                  (b) Warranty Disclaimer. Any Proprietary Materials that are furnished to a party pursuant to this Agreement are provided for experimental purposes and may have hazardous properties. THE SUPPLIER MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPRIETARY MATERIALS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF PROPRIETARY MATERIALS WILL NOT INFRINGE ANY PATENT RIGHTS OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

                  (c) Ownership and Return. The Recipient acknowledges that the Supplier (or any third party entrusting its Materials to the Supplier) claims ownership of its Proprietary Materials in the possession of the Recipient. The Recipient agrees to cause its employees to execute and deliver any documents of assignment or conveyance to effectuate the ownership rights of the Supplier in Proprietary Materials. Upon the expiration or termination of this Agreement, the Recipient shall at the instruction of Supplier either destroy or return any unused Proprietary Materials.

         4.3. Publications. Principal Investigator and University agree not to disclose the Research Results to any third party except in accordance with this
Section 4.3. University and its employees will be free to publicly disclose (through journals, lectures, or otherwise) the Research Results, provided that the Principal Investigator shall have provided a copy of the proposed disclosure to Sponsor at least ninety (90) days prior to the submission of any written publication or any oral public disclosure (the "Review Period") to allow Sponsor to review and suggest revisions to the disclosure, and to determine whether any Invention or its Confidential Information would be disclosed. If Sponsor reasonably determines that the proposed disclosure would reveal an Invention or Sponsor Confidential Information, then Sponsor shall notify University and the Principal Investigator of such determination and its basis prior to the expiration of the Review Period. With respect to disclosure of an Invention, the University and Principal Investigator agree not to submit the written publication or presentation of the oral public disclosure, or otherwise disclose the Research Results in any manner that would compromise Sponsor's ability to obtain valid Patent Rights covering such Invention. University and Principal Investigator shall not disclose Research Results and/or an Invention until one of the following events occurs: (i) Sponsor and University agree that no patentable Invention exists; (ii) University or Sponsor files a patent application claiming the relevant Invention pursuant to Article 5; or (iii) Sponsor, University, and Principal Investigator jointly agree upon revisions that prevent disclosure of any Invention. With respect to disclosure of Sponsor Confidential Information, upon receipt of notice by Sponsor, the Principal Investigator agrees to delete such information from any proposed disclosure. The foregoing notwithstanding, in the event that Sponsor and/or its sublicensee notifies Principal Investigator and/or University that a proposed publication of Research Results contains information which is of substantial commercial importance to Sponsor and/or its sublicensee, Principal Investigator and University shall delay the proposed publication, or any other form of public disclosure of such information by Principal Investigator and/or University, for a period not to exceed eighteen (18) months from the filing date of the first patent application covering the information contained in the proposed publication. In the event that Principal Investigator and/or Institution notifies Sponsor of evidence that an independent third party is preparing to publish, or otherwise publicly disclose, essentially the same information as that contained in a proposed publication by Principal Investigator and/or University which has been delayed by Sponsor, Sponsor will seriously consider a request by Principal Investigator and/or University to allow such delayed publication to occur on an expedited basis, provided that absent written approval from Sponsor no such expedited publication shall occur. For the avoidance of doubt, the Principal Investigator and/or University will be free to publish on the samples and data collected and generated outside this

Agreement under MRC funding according to MRC policy. Such publication shall not be subject to the terms of this agreement.

         4.4. Non-competition. Principal Investigator understands the confidential nature of the information and materials he will acquire or develop in performance of the Research Project under this Agreement. Principal Investigator acknowledges that if such information or materials were revealed to competitors of the Sponsor, then such disclosure could cause damage to the Sponsor. Therefore, for the duration of the Research Project and for one (1) year thereafter, Principal Investigator shall not engage in any activities in the Field that would compete with the Sponsor without first obtaining the written consent of the Sponsor. The Sponsor agrees not to unreasonably withhold or delay its consent to activities by Principal Investigator.

5. Intellectual Property.

         5.1. Assignment of Rights in Inventions and Project Materials. The Principal Investigator agrees to assign all rights in any Invention to University. The Principal Investigator shall certify that every person who may be involved in the Research Project shall have signed an appropriate Agreement, which assigns all rights in Inventions to University. University represents and warrants that all of its directors, officers, employees, faculty, students, consultants, and advisors who may be involved in the Research Project shall have signed an appropriate Agreement which assigns to University all rights in Inventions and all commercial rights in Project Materials.

         5.2. Ownership of Patent Rights and Project Materials. University shall have sole ownership of all University Patent Rights, and University and Sponsor shall have joint, undivided ownership of all Joint Patent Rights. University shall have sole ownership of commercial rights in all Project Materials not claimed in the Patent Rights; however, if a Project Material incorporates one or more Sponsor Proprietary Materials, University may not exploit commercial rights in that Project Material without the written consent of Sponsor.

         5.3. Notice of Inventions and Project Materials. The Principal Investigator shall promptly disclose to University the conception or reduction to practice of any Invention and the development or discovery of any commercially valuable Project Material that is not otherwise disclosed as an Invention. University and Sponsor shall provide prompt written notice to the other of the internal disclosure by its employees of any Invention made solely by University employees or jointly by University and Sponsor employees. University and Sponsor shall discuss whether to obtain Patent Rights for such Invention and whether such Patent Rights would constitute University Patent Rights or Joint Patent Rights. University shall provide prompt written notice to Sponsor of the internal disclosure of any commercially valuable Project Material that is not otherwise disclosed as an Invention.

         5.4. Responsibility for Patent Rights.

                  (a) Responsibility for University Patent Rights. University shall have primary responsibility, at the expense of Sponsor, for the preparation, filing, prosecution, and maintenance of all University Patent Rights, using patent counsel selected by Sponsor. University shall consult with Sponsor as to the preparation, filing, prosecution, and maintenance of all such Patent Rights reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office and shall furnish Sponsor with copies of all relevant documents reasonably in advance of such consultation.

                  (b) Responsibility for Joint Patent Rights. Company shall have primary responsibility, at its expense, for the preparation, filing, prosecution, and maintenance of all Joint Patent Rights. Sponsor shall consult with University as to the preparation, filing, prosecution, and maintenance of all such Patent Rights reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office and shall furnish University with copies of all relevant documents reasonably in advance of such consultation.

                  (c) Abandonment. In the event that University desires to abandon any patent or patent application within the University Patent Rights (including a desire to cease paying maintenance fees for an issued patent), or if University declines to assume responsibility for obtaining patent protection for any Invention, University shall provide Sponsor with reasonable prior written notice of such intended abandonment or decline of responsibility, and Sponsor shall have the right, at its expense, to prepare, file, prosecute, and maintain the relevant Patent Rights in which case University will assign to Sponsor all of its right, title and interest in such University Patent Rights.

                  In the event that the Sponsor desires to abandon any patent or patent application within the Joint Patent Rights (including a desire to cease paying maintenance fees for an issued patent), or if the Sponsor declines to assume responsibility for obtaining patent protection for any such joint invention, the Sponsor shall provide University with reasonable prior written notice of such intended abandonment or decline of responsibility, and University shall have the right, at its expense, to prepare, file, prosecute, and maintain the relevant Joint Patent Rights in which case the Sponsor will assign to University all of its right, title and interest in such Joint Patent Rights.

                  (d) Cooperation. University and Sponsor shall cooperate fully in the preparation, filing, prosecution, and maintenance of all University Patent Rights and Joint Patent Rights. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments or requiring employees of University or Sponsor to execute such papers and instruments as reasonable and appropriate so as to enable University or Sponsor to file, prosecute, and maintain such Patent Rights in any country; and (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent Rights.

                  (e) Payment of Expenses. Within thirty (30) days after University invoices Sponsor, Sponsor shall reimburse University for all reasonable patent-related expenses incurred by University pursuant to Section 5.4.(a). University shall have no obligation to reimburse Sponsor for expenses incurred by Sponsor pursuant to Section 5.4.(b). Sponsor may elect, upon written notice to University, to cease payment of the expenses associated with obtaining or maintaining patent protection for one or more Patent Rights in one or more countries. In such event, Sponsor shall lose all rights under this Agreement with respect to such Patent Rights in such countries and University shall have the right, at its expense, to pursue the obtaining or maintaining of patent protection in respect of the relevant Patent Rights.

         5.5. Exclusive License. University and Sponsor hereby agree to enter into, as of the Effective Date, the Exclusive License Agreement (the "License Agreement") in the form attached hereto as Exhibit C.

         5.6. Use of Research Results and Project Materials. Sponsor shall have the unrestricted right to use Research Results and Project Materials for any purpose, which right shall be royalty-free for all internal purposes and shall be subject to royalties for all other purposes as set forth in the License Agreement. University shall have the unrestricted, royalty-free right to use Research Results and Project Materials for internal research and teaching purposes only, subject to clauses 4 and 5 of this Agreement.

         5.7. Copyrightable Works. University or its employees shall have sole ownership of any copyrighted or copyrightable works (including reports and publications) that are created solely by University employees in the performance of the Research Project. University and the Principal Investigator hereby grant Sponsor an irrevocable, royalty-free, non-exclusive right to copy and distribute any research reports furnished to Sponsor under this Agreement and to prepare, copy, and distribute derivative works based on these research reports.

         5.8. The University makes no representation or warranty for any use which may be made of any work carried out under or pursuant to this Agreement or of the results of the Research Project nor for any reliance which may be placed on such work or results nor for advice or information given in connection with them.

6. Term and Termination.

         6.1. Term. This Agreement shall commence on the Effective Date and shall remain in effect for a period of three (3) years, unless earlier terminated in accordance with the provisions of this Agreement. The Agreement may be renewed, prior to the expiration of the Agreement, by mutual written agreement of both Sponsor and University.

         6.2. Loss of Principal Investigator. If the Principal Investigator leaves University or otherwise terminates his involvement in the Research Project, and if University and Sponsor fail to identify a mutually acceptable substitute as provided in Section 2.1, Sponsor may terminate this Agreement immediately upon written notice to University.

         6.3. Termination for Default. In the event that either party commits a material breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the party in breach.

         6.4. Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

         6.5. Effect of Termination. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 4, 7, 8; Sections 2.3 (obligation to deliver final report), 3.2. (obligation to deliver final accounting), 6.5, 9.1, 9.2, 9.9, and 9.10. In addition, the provisions of
Article 5 shall survive termination of this Agreement, as necessary to effectuate the rights of Sponsor, unless University has terminated this Agreement because of a material breach by Sponsor pursuant to Section 6.3.

7. Dispute Resolution.

         7.1. Procedures Mandatory. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement; provided, however, that all procedures and deadlines specified in this Article may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article, as modified by their written agreement, the other party may bring an action for specific performance in any court of competent jurisdiction.

         7.2. Dispute Resolution Procedures.

                  (a) Negotiation. In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within twenty one
(21) days after the date such notice is received by the other party (the "Notice Date"). Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and shall attempt in good faith to negotiate a settlement.

                  (b) Arbitration. If the matter remains unresolved within sixty
(60) days after the Notice Date, or the senior executives fail to meet within thirty (30) after the Notice Date, either party may initiate arbitration upon written notice to the other party, whereupon both parties shall be obligated to engage in arbitration pursuant to this Section 7.2(b). All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and

Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with said Rules. The place of arbitration shall be London, England and the law applicable to the arbitration procedure shall be determined by referring to the law of the place of arbitration. The arbitrator shall determine the matters in dispute in accordance with the laws of The Commonwealth of Massachusetts pursuant to Section 9.9 of this Agreement. The English language shall be used throughout the arbitral proceedings. The parties agree to exclude any right of application or appeal to the English Courts in connection with any question of law arising in the course of the arbitration or with respect to any award made. Notwithstanding the above, either party has the right to bring suit in a court of competent jurisdiction against the other party for any breach of the other party's duties of confidentiality pursuant to
Article 4 of this Agreement.

         7.3. Preservation of Rights Pending Resolution.

                  (a) Performance to Continue. Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out or relating to this Agreement; provided, however, that a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

                  (b) Provisional Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of and/or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief in a Court of competent jurisdiction if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

                  (c) Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Subsections 7.2.(a) and 7.2(b) are pending. The parties shall take any actions necessary to effectuate this result.

8. Representation and Warranties; Indemnification.

         8.1. Authority to Enter Agreement. Each of the parties warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

         8.2. Third Party Rights. University warrants and represents that it has not licensed, assigned or otherwise granted, and is under no obligation to license, assign or grant, any right or interest in the Research Results, Research Materials, University Patent Rights or Joint Patent Rights to any third party; it has the right to grant the rights granted hereunder; that the granting of such rights does not require the consent of any third party; and that there are no outstanding agreements or encumbrances inconsistent with the provisions of this Agreement.

         8.3. Indemnification.

                  (a) Indemnity. Sponsor shall indemnify, defend, and hold harmless University and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) and (i) arising out of the sale or use of a commercial product sold by Sponsor pursuant to the License Agreement, or (ii) arising out of actions taken directly by Sponsor in furtherance of the Research Project conducted pursuant to this Agreement; provided, however, that such indemnification shall not apply to any liability, damage, loss, or expense to the extent directly attributable to (i) the negligent activities or intentional misconduct of the Indemnitees, or (ii) the settlement of a claim, suit, action, or demand by Indemnitees without the prior written approval of Sponsor.

                  (b) Procedures. The Indemnitees agree to provide Sponsor with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. Sponsor agrees, at its own expense, to provide attorneys reasonably acceptable to University to defend against any such claim. The Indemnitees shall cooperate fully with Sponsor in such defense and will permit Sponsor to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Sponsor, if representation of such Indemnitee by the counsel retained by Sponsor would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. Sponsor agrees to keep University informed of the progress in the defense and disposition of such claim and to consult with University with regard to any proposed settlement.

         8.4. Limitation of Liability

                  (a) University Employees. Without prejudice to any rights the Sponsor may have to claim against the University, the Sponsor hereby undertakes to make no claim against the Principal Investigator or any other employee, student, agent or appointee of the University which seeks to enforce against any of them any liability arising under this Agreement, provided that the University agrees that it will be fully responsible for all obligations of it and the Principal Investigator under the Agreement and that it shall not be a defense to any claim of breach by the Sponsor of the Agreement that such breach was effected by the Principal Investigator or any other employee, student, agent or appointee of the University. University acknowledges that the Company does not waive any rights it may have against any of the aforementioned individuals which arises outside the scope of the Agreement.

                  (b) Loss of Profits. The liability of either party for any breach of this Agreement or arising in any other way out of the subject-matter of this Agreement will not extend to any incidental or consequential damages or losses including without limitation loss of profits.

9.       Miscellaneous.

         9.1. Publicity Restrictions. Neither party shall use the name of the other party or any of its trustees, officers, faculty, students, employees, or agents, as the case may be or any adaptation of such names, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of such other party. The foregoing notwithstanding, Sponsor shall have the right to disclose such information without the consent of University in any document or filing required by applicable securities laws or other applicable law or regulation.

         9.2. Notice to Other Investigators. The Principal Investigator shall furnish all investigators involved in the Research Project, including faculty, staff, students, and post-doctoral fellows, with written notice of their obligations under Articles 4 and 5 of this Agreement. Sponsor warrants that the Technical Representative and other employees who have contact with the Research Project are bound by the same terms of confidentiality and matters relating to intellectual property under clauses 4 and 5 of this Agreement.

         9.3. Relationship of Parties. For the purposes of this Agreement, each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for in this Agreement or authorized in writing by the other party.

         9.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         9.5. Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

         9.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         9.7. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except that Sponsor may assign this Agreement to an affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.

         9.8. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by the authorized officials of both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         9.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.

         9.10. Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

         If to University:

         The Director of Innovation and Research Support
         University of Southampton
         Highfield, Soughampton S017 1BJ
         England
         Attention: Dr. Don P. Fox

         Tel: 44 01703 593095
         Fax: 44 01703 593585

         If to Sponsor:

         Genome Therapeutics Corporation
         100 Beaver Street
         Waltham, Massachusetts 02154
         Attention: Manager, Business Development
         Invoices to: Comptroller

         Tel: 617-398-2300
         Fax: 617-893-8277

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

         9.11. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 7. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

         9.12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


UNIVERSITY OF SOUTHAMPTON  GENOME THERAPEUTICS CORPORATION




By: /s/ Illegible               By: /s/ Illegible
   --------------------------      ----------------------------------
Title: Director IRS             Title: V.P., Business Development
      -----------------------         -------------------------------

         I hereby acknowledge and agree to the terms of Articles 4 and 5 and Sections 2.2., 2.3., and 9.2. of this Agreement, and I reaffirm that I will assign to University all of my right, title, and interest in any Inventions.

ACKNOWLEDGED AND AGREED:




/s/ Stephen T. Holgate
--------------------------------
Stephen T. Holgate, M.D., D.Sc.
Principal Investigator

                                                                       EXHIBIT A

[*]

INTRODUCTION

         Human genetics represents a balance between opposing tendencies. While reductionist approaches have been very successful in leading to the mapping and molecular characterization of hundreds of diseases, most diseases and other traits of interest show complex inheritance, with major different genes in different families and with interaction of multiple genes and environmental factors. Reductionism attempts to effect complex inheritance by a single gene while extreme holism fits multifactorial models but assumes no major genes. Genetic epidemiology must avoid both extremes, characterizing major genes against a multifactorial background and provide a genetic risk that allow for all sources of variation. The search for genetic determinants of atopy in asthma follows the history of genetic epidemiology (1,2).

         While there is overwhelming evidence that environmental factors predispose to atopy and asthma, there is disagreement about the relative importance of different mechanisms (2). It is well recognized that the clinical phenotypic characteristics of asthma and atopy run in families. Early genetic studies have been directed to heritability, the proportion of the phenotype variants attributable to genetic factors. This is most easily estimated for quantitative traits, such as serum IgE and bronchial responsiveness to inhalation challenges. It has been argued that forcing an arbitrary dichotomy on quantitative data which is distributed across a population leads to false assumptions and

*Confidential Treatment Requested
is erroneous, however, methods are available to estimate heritability from a dichotomy assuming that multiple factors act additively. On this basis, a number of research groups worldwide have applied the candidate locus, candidate region or random human genome screens in an attempt to identify genes or polygenes that influence the development or severity of asthma and atopy. Notable claims include that from the group in Oxford for the B chain of the high affinity IgE receptor (Fc, R1B) being strongly linked to atopy (3), reports from the USA describing linkage between phenotypic markers of asthma and atopy to a region on 5q31-33 (4.5) which is enriched for genes encoding cytokines known to be involved in the allergic tissue response and contains polymorphisms of theB2 adrenoceptor linked to disease severity.

         Irrespective of the publicity that these claims have attracted they have proven difficult to repeat in different populations. (6). Reasons suggested for this include (1) genetic heterogeneity between populations; (2) bias introduced into the selection of affected probands (eg. a media appeal); (3) different methodologies and lack of rigour in defining phenotypic characteristics; (4) forcing a dichotomisation on data which are continuously distributed; (5) inappropriate assumptions as to the mode of inheritance, and
(6) lack of statistical power.

         Our proposed study with Genome Therapeutics Corporation [*]

*Confidential Treatment Requested

[*]

[*]

[*]

*Confidential Treatment Requested

[*]

*Confidential Treatment Requested

[*]

[*]

[*]

*Confidential Treatment Requested

[*]

[*]

[*]

*Confidential Treatment Requested

[*]

[*]

[*]

* Confidential Treatment Requested

[*]

* Confidential Treatment Requested

[*]


* Confidential Treatment Requested

[*]

FUTURE PLANS

[*]

* Confidential Treatment Requested

[*]

* Confidential Treatment Requested

[*]

PROJECT MANAGEMENT AND TIMETABLE

[*]

* Confidential Treatment Requested

[*]

RESOURCES REQUIRED [*]

[*]

[*]

* Confidential Treatment Requested

[*]

* Confidential Treatment Requested

[*]

TRAVEL AND ACCOMMODATON EXPENSES

[*]

[*]

[*]

[*]

* Confidential Treatment Requested

[*]

[*]

[*]

[*]


* Confidential Treatment Requested

[*]

[*]

[*]

PROJECT MANAGEMENT

[*]


* Confidential Treatment Requested

[*]

[*]

[*]


* Confidential Treatment Requested

REFERENCES


[*]


* Confidential Treatment Requested

[*]


* Confidential Treatment Requested

[*]


* Confidential Treatment Requested

                     Appendix to 12 July 1996 Research Plan

                 (Supersedes or expands upon the Research Plan)

1.  The Laboratory program

Research goals. The goal of the research collaboration is to [*]

         A. The research at the University will initially focus on [*]

         B. The second immediate research focus is the [*]


* Confidential Treatment Requested

         C. A third major focus of the Research Project is the [*]


[*]

* Confidential Treatment Requested

[*]

3.  Staffing

[*]


* Confidential Treatment Requested

EXHIBIT B

Sponsor Contributions

Budget
[*]


* Confidential Treatment Requested

                           EXCLUSIVE LICENSE AGREEMENT

         This Agreement, effective as of _______________ (the "Effective Date"), is between the University of Southampton ("University"), a university, having its principal location in Southampton, United Kingdom, and Genome Therapeutics Corporation ("Company"), a Massachusetts corporation, having its principal place of business at 100 Beaver Street, Waltham, Massachusetts 02154.

R E C I T A L S

         WHEREAS, the University of Southampton has established a laboratory directed by Stephen T. Holgate, M.D., D.Sc. at its School of Medicine to conduct research in the area of genetic epidemiology;

         WHEREAS, as of the Effective Date the Company has entered into a Sponsored Research Agreement (the "Research Agreement") with the University to provide financial support for certain research to be conducted at the University as described therein; and

         WHEREAS, pursuant to the Research Agreement, the University has agreed to exclusively license to the Company all Inventions, Project Materials and Research Results (as defined below) arising from the Research Agreement, on the terms and conditions contained in this Exclusive License Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, University and Company hereby agree as follows:


1. Definitions.

         1.1. "Affiliate" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by Company. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

         1.2. "Combination Product" shall mean a product that contains a Licensed Product component and at least one other essential functional component.

         1.3. "Confidential Information" shall mean any confidential or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with the performance of the Research Project or otherwise related to the Patent

Rights, provided that such information is specifically designated as confidential. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, research and development activities, and any reports furnished to University as provided for hereunder, including, without limitation, royalty reports.

         1.4. "Field" shall mean (i) the use of small molecules, proteins, antisense molecules and gene therapy for the treatment of asthma and related diseases, resulting from the identification of genes involved in asthma and such related diseases, and (ii) the diagnosis of Asthma and related diseases.

         1.5. "Inventions" shall mean any potentially patentable invention based on the Research Results which is conceived or reduced to practice by employees of the University pursuant to the Research Agreement.

         1.6. "Licensed Product" shall mean any product that cannot be developed, manufactured, used, sold, imported or exported without (i) infringing one or more valid claims under the Patent Rights, (ii) using or incorporating some portion of one or more Materials, or (iii) using some portion of the Research Results.

         1.7. "Licensed Service" shall mean any service that cannot be developed or performed without using at least one process that (i) infringes one or more valid claims under the Patent Rights, (ii) uses some portion of one or more Materials, or (iii) using some portion of the Research Results.

         1.8. "Materials" shall mean any tangible biological, chemical, or physical materials. In the case of biological materials, the term "Materials" shall also include tangible materials that are routinely produced through use of the original materials, including, for example, any progeny derived from a cell line, monoclonal antibodies produced by hybridoma cells, DNA or RNA replicated from isolated DNA or RNA, recombinant proteins produced through use of isolated DNA or RNA, and recombinant proteins isolated from a cell extract or supernatant by non-proprietary affinity purification methods.

         1.9. "Net Sales" shall mean the gross amount billed or invoiced on sales by Company and its Affiliates of Licensed Products and Licensed Services, less the following: (i) customary trade, quantity, or cash discounts and commissions to non-affiliated brokers or agents to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return not exceeding the original billing; (iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a Licensed Product or Licensed Service which is paid by or on behalf of Company, to the extent such taxes or charges are actually paid; and (iv) outbound transportation costs prepaid or allowed and costs of insurance in transit.

         In any transfers of Licensed Products between Company and an Affiliate, Net Sales shall be calculated based on the final sale of the Licensed Product to an independent third party. In the event that Company or an Affiliate receives non-monetary consideration for any Licensed Products or Licensed Services, Net Sales shall be calculated based on the fair market value of such consideration.

         In the case of Combination Products, Net Sales shall mean the gross amount billed or invoiced on sales of the Combination Product less the deductions set forth above, multiplied by a proration factor that is determined as follows:

         (i) If all components of the Combination Product were sold separately during the same or immediately preceding Royalty Period, the proration factor shall be determined by the formula [A / (A+B)], where A is the aggregate gross sales price of all Licensed Product components during such period when sold separately from the other essential functional components, and B is the aggregate gross sales price of the other essential functional components during such period when sold separately from the Licensed Product Components; or

         (ii) If all components of the Combination Product were not sold separately during the same or immediately preceding Royalty Period, the proration factor shall be determined by the formula [C / (C+D)], where C is the aggregate fully absorbed cost of the Licensed Product components during the prior Royalty Period and D is the aggregate fully absorbed cost of the other essential functional components during the prior Royalty Period, with such costs being determined in accordance with generally accepted accounting principles.

         1.10. "Patent Rights" shall mean all United States and foreign patent applications claiming an Invention and any divisional, continuation, continuation-in-part (to the extent that the claims are directed to an Invention), and foreign equivalents thereof, as well as any patents issued thereon or reissues thereof. The first Patent Rights which arise shall be listed on Exhibit A hereto, and Exhibit A shall be periodically amended upon written notice to both parties to include any additional Patent Rights that may arise. "University Patent Rights" shall mean Patent Rights claiming Inventions that are conceived and reduced to practice solely by employees of University. "Joint Patent Rights" shall mean Patent Rights claiming Inventions that are conceived and reduced to practice jointly by employees of University and employees or consultants of Company.

         1.11. "Principal Investigator" shall mean the Principal Investigator as defined in the Research Agreement.

         1.12. "Project Materials" shall mean Materials that are discovered or developed by University in the performance of the Research Project, including, without limitation, patient DNA materials collected and/or utilized in performance of the Research Project.

         1.13. "Research Project" shall mean the Research Project as defined in the Research Agreement.

         1.14. "Research Results" shall mean all data, test results, laboratory notes, techniques, know-how, and any other research results that are (i) obtained by University in the performance of the Research Project, or (ii) which relate to the Field, have been developed as of the Effective Date, are owned by University, and are necessary or useful for the exercise of the licenses granted hereunder. The term "Research Results" shall not include any Proprietary Materials, Project Materials, patentable inventions, copyrighted or copyrightable works, trademarks or service marks, or other intellectual property based on the Research Results.

         1.15. "Royalty Period" shall mean the partial calendar quarter commencing on the date on which the first Licensed Product is sold or used or the first Licensed Service is performed and every complete or partial calendar quarter thereafter during which either (i) this Agreement remains in effect or
(ii) Company has the right to complete and sell work-in-progress and inventory of Licensed Products pursuant to Section 8.5.

         1.16. "Sublicense Income" shall mean any license fees and royalties that Company receives from a Sublicensee in consideration of the sublicense of the rights granted Company under Section 2.1.

         1.17. "Sublicensee" shall mean any permitted sublicensee of the rights granted Company under this Agreement, as further described in Section 2.2.

         1.18. "Term" shall mean the term of this Agreement as further defined in Section 8.1. below.


2. Grant of Rights.

         2.1. License Grants. Subject to the terms of this Agreement, University hereby grants and agrees to grant to Company and its Affiliates an exclusive, worldwide, royalty-bearing license (with the right to sublicense on "arms length" commercial terms) under its commercial rights in the Patent Rights, Research Results and Project Materials to develop, make, have made, use, sell, import and export Licensed Products in the Field and to develop and perform Licensed Services in the Field.

         2.2. Sublicenses. Company shall have the right to grant sublicenses of its rights under Section 2.1. All sublicense agreements executed by Company pursuant to this Article 2 shall be subject to the applicable terms of this Agreement and shall provide for the automatic assignment of such agreement to University if this Agreement is terminated as described in Article 8 below.

         2.3. Retained Rights. University retains the right to use the Research Results and Project Materials for internal academic research and teaching purposes only, subject to Article 7, without payment of compensation to Company.

3. Company Obligations Relating to Commercialization.

         3.1. Diligence Requirements. Commencing upon the disclosure to the Company of Research Results, Inventions and/or Project Materials with reasonable commercial potential, Company shall use commercially reasonable efforts, or shall cause its Affiliates and Sublicensees to use diligent efforts, to develop Licensed Products or Licensed Services and to introduce Licensed Products or Licensed Services into the commercial market.

                  Within sixty (60) days after each anniversary of the Effective Date, Company shall furnish University with a written report on the progress of its efforts during the prior year to develop and commercialize Licensed Products or Licensed Services, including without limitation research and development efforts, efforts to obtain regulatory approval and marketing efforts, which report shall be considered Company Confidential Information.

                  In the event that University determines that Company (or an Affiliate or Sublicensee) has not fulfilled its obligations under this Section 3.1., University shall furnish Company with written notice of such determination. If Company disagrees with such determination, it shall have the right to have the matter resolved according to the dispute resolution procedures contained in Article 9. Within sixty (60) days after receipt of such notice, or, if the matter has been submitted to the dispute resolution procedures of Article 9, within sixty (60) days of a final outcome of such procedures confirming the University's determination, Company shall either (i) fulfill the relevant obligation or (ii) negotiate with University a mutually acceptable schedule of revised diligence obligations, failing which University shall have the right, immediately upon written notice to Company, to grant additional licenses to third parties to the specific Research Results, Patent Rights and Materials in the Field as to which Company has failed to fulfil its obligations hereunder.

                  The foregoing notwithstanding, Company shall not be considered to have failed to fulfil its obligations under this Section 3.1 as a result of any circumstance beyond its reasonable control, such as regulatory requirements or unanticipated adverse preclinical or clinical results.

         3.2. Indemnification.

                  (a) Indemnity. Company shall indemnify, defend, and hold harmless University and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) and arising out of the sale or use of a Licensed Product sold by Company or provision of a Licensed Service by the Company pursuant to this Agreement; provided, however, that such indemnification shall not apply to any liability, damage, loss, or expense to the extent directly attributable to (i) the negligent activities or intentional misconduct of the Indemnitees, or (ii) the settlement of a claim, suit, action, or demand by Indemnitees without the prior written approval of Company.

                  (b) Procedures. The Indemnitees agree to provide Company with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. Company agrees, at its own expense, to provide attorneys reasonably acceptable to University to defend against any such claim. The Indemnitees shall cooperate fully with Company in such defense and will permit Company to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by the counsel retained by Company would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep University informed of the progress in the defense and disposition of such claim and to consult with University with regard to any proposed settlement.

         3.3. Compliance with Law. Company shall comply with, and shall take reasonable steps to ensure that its Affiliates and Sublicensees comply with, all local, state, federal, and international laws and regulations relating to the development, manufacture, use, sale, import and export of Licensed Products and Licensed Services.


4. Consideration for Grant of Rights.

         4.1. Royalties. In partial consideration of the rights granted Company under this Agreement, Company shall pay to University a royalty of [*] of Net Sales of Licensed Products and Licensed Services by Company and its Affiliates covered by a valid claim of University Patent Rights and [*] of Net Sales of Licensed Products and Licensed Services by Company and its Affiliates covered by a valid claim of Joint Patent Rights. If a particular Licensed Product or Licensed Service is within the definition of "Licensed Product" or "Licensed Service" solely because it uses or incorporates
Research Results and/or Project Materials, the royalty rate applicable to such Licensed Product or Licensed Service shall be reduced to [*].

         4.2. Sublicense Income. Company shall pay University a total of [*] of all Sublicense Income. Such amounts shall be due and payable within sixty
(60) days after Company receives the relevant payment from the Sublicensee.

         4.3. Third-Party Payments. In the event that Company is required to make payments to one or more third parties in order to make, use, or sell Licensed Products or to perform Licensed Services, Company may offset a total of [*] of such third-party payments against any payments that are due to University in the same Royalty Period, provided that in no

* Confidential Treatment Requested.

event shall the payments due to University under this Agreement, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [*] in any Royalty Period.


5. Royalty Reports; Payments; Records.

         5.1. First Sale. Company shall report to University the date of first commercial sale of each Licensed Product and the date of first commercial performance of each Licensed Service within thirty (30) days of occurrence in each country.

         5.2. Reports and Payments. Within sixty (60) days after the conclusion of each Royalty Period, Company shall deliver to University a report containing the following information:

         (i) the number of Licensed Products sold to independent third parties in each country, and the number of Licensed Products used by Company and its Affiliates in the provision of Licensed Services and other services in each country;

         (ii) the quantity of Licensed Services provided by Company and its Affiliates in each country;

         (iii) the gross sales price for each Licensed Product and the gross charge for each Licensed Service by Company and its Affiliates during the applicable Royalty Period in each country;

         (iv) calculation of Net Sales for the applicable Royalty Period in each country, including a listing of applicable deductions;

         (v) total royalty payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion;

         (vi) withholding taxes, if any, required by law to be deducted as a payment by University in respect of such Net Sales; and

         (vii) the amount Sublicense Income received by University for the applicable Royalty Period from each Sublicensee and the percentage of such income due to University hereunder.

All such reports shall be considered Company Confidential Information. If no royalties are due to University for any Royalty Period, the report shall so state. Concurrent with this report, Company shall remit to University any payment due for the applicable Royalty Period.

         5.3. Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last

* Confidential Treatment Requested.

working day of the calendar quarter preceding the applicable Royalty Period. Such payments shall be without deduction of exchange, collection, or other charges.

         5.4. Payments in Other Currencies. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Company shall give University prompt written notice of such restriction, which notice shall satisfy the sixty-day payment deadline described in Section 5.2. Company shall pay any amounts due University by depositing such payment in local currency to the credit of University in a recognized banking institution selected by Company and identified by written notice to University, and such deposit shall fulfill all obligations of Company to University with respect to such payment.

         5.5. Records. Company shall maintain, and shall cause its Affiliates and Sublicensees to maintain, complete and accurate records of Licensed Products and Licensed Services that are made, used, sold, or performed under this Agreement and any amounts payable to University in relation to such Licensed Products and Licensed Services, which records shall contain sufficient information to permit University to confirm the accuracy of any reports delivered to University under Section 5.2. The relevant party shall retain such records relating to a given Royalty Period for at least three (3) years after the conclusion of that Royalty Period, during which time University shall have the right, at its expense, to cause an independent accounting firm of national standing to inspect such records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Such accountant shall not disclose to University any information other than information relating to accuracy of reports and payments delivered under this Agreement. University may exercise its rights under this Section only once every year and only with reasonable prior notice to Company.


6. Patents and Infringement.

         6.1. Responsibility for Patent Rights.

                  (a) Primary Responsibility with University. University shall have primary responsibility, at the expense of Company, for the preparation, filing, prosecution, and maintenance of all University Patent Rights, using patent counsel selected by Company. University shall consult with Company as to the preparation, filing, prosecution, and maintenance of all such Patent Rights reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office and shall furnish Company with copies of all relevant documents reasonably in advance of such consultation.

                  (b) Responsibility for Joint Patent Rights. Company shall have primary responsibility, at its expense, for the preparation, filing prosecution, and maintenance of all Joint Patent Rights. Sponsor shall consult with University as to the preparation, filing, prosecution, and maintenance of all such Patent Rights reasonably prior to any deadline or action with the

U.S. Patent & Trademark Office or any foreign patent office and shall furnish University with copies of all relevant documents reasonably in advance of such consultation.

                  (c) Abandonment. In the event that University desires to abandon any patent or patent application within the University Patent Rights (including a desire to cease paying maintenance fees for an issued patent), or if University declines to assume responsibility for obtaining patent protection for any Invention, University shall provide Company with reasonable prior written notice of such intended abandonment or decline of responsibility, and Company shall have the right, at its expense, to prepare, file, prosecute, and maintain the relevant University Patent Rights in which case University will assign to Company all of its right, title and interest in such University Patent Rights.

                  In the event that the Company desires to abandon any patent or patent application within the Joint Patent Rights (including a desire to cease paying maintenance fees for an issued patent), or if the Company declines to assume responsibility for obtaining patent protection for any such joint Invention, the Company shall provide University with reasonable prior written notice of such intended abandonment or decline of responsibility, and University shall have the right, at its expense, to prepare, file, prosecute, and maintain the relevant Joint Patent Rights in which case the Company will assign to University all of its right, title and interest in such Joint Patent Rights.

                  (d) Cooperation. University and Company shall cooperate fully in the preparation, filing, prosecution, and maintenance of all University Patent Rights and Joint Patent Rights. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments or requiring employees of University or Company to execute such papers and instruments as reasonable and appropriate so as to enable University or Company to file, prosecute, and maintain such Patent Rights in any country; and (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent Rights.

                  (e) Payment of Expenses. Within thirty (30) days after University invoices Company, Company shall reimburse University for all reasonable patent-related expenses incurred by University pursuant to Section 6.1(a). University shall have no obligation to reimburse Company for expenses incurred by Company pursuant to Section 6.1(b). Company may elect, upon written notice to University, to cease payment of the expenses associated with obtaining or maintaining patent protection for one or more Patent Rights in one or more countries. In such event, Company shall lose all rights under this Agreement with respect to such Patent Rights in such countries and University shall have the right at its expense to pursue the obtaining or maintaining of patent protection in respect of the relevant Patent Rights.

         6.2. Infringement.

                  (a) Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the Patent Rights.

                  (b) Company Right to Prosecute. Company shall have the right, but not the obligation, under its own control and at its own expense, to prosecute any third party infringement of the Patent Rights or to defend the Patent Rights in any declaratory judgment action brought by a third party which alleges invalidity, unenforceability, or non-infringement of the Patent Rights. The total cost of any such infringement action commenced or defended solely by Company shall by borne by Company, and Company shall keep any recovery or damages for past infringement derived therefrom.

                  (c) University as Indispensable Party. University shall permit any action under this Section 6.2 to be brought in its name if required by law, provided that Company shall hold University harmless from, and if necessary indemnify University against, any costs, expenses, or liability that University may incur in connection with such action.

                  (d) University Right to Prosecute. In the event that Company fails to initiate an infringement action or take other steps reasonably intended to cause the infringer to desist within six (6) months after it first becomes aware of the basis for such action, or to answer a declaratory judgment action within a reasonable time after such action is filed, University shall have the right to prosecute such infringement or answer such declaratory judgment action, under its sole control and at its sole expense, and any recovery obtained shall be retained by the University.

                  (e) Cooperation. Each party agrees to cooperate fully in any action under this Section 6.2. which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.


7. Confidential Information; Proprietary Materials; Publications.

         7.1. Confidential Information.

                  (a) Designation. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status (such as "Confidential" or "Proprietary"). Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

                  (b) Obligations. During the Term and thereafter for a period of five (5) years, the Receiving Party shall (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, faculty, students, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the performance of the Research Project or the obtaining, exploitation, or enforcement of Patent Rights; (ii) use all Confidential Information solely for the performance of the Research Project or the obtaining, exploitation, or enforcement of Patent Rights; and (iii) allow its directors, officers, employees, faculty, students, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the performance of the Research Project or the obtaining, exploitation, or enforcement of Patent Rights, with all such reproductions being considered Confidential Information.

                  (c) Exceptions. The obligations of the Receiving Party under
Section 7.1.(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure.

                  (d) Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its Confidential Information in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

         7.2. Publications. University agrees not to disclose the Research Results to any third party except in accordance with this Section 7.2 and
Section 4.3 of the Research Agreement. University and its employees will be free to publicly disclose (through journals, lectures, or otherwise) the Research Results, provided that the University shall have provided a copy of the proposed disclosure to Company at least ninety (90) days prior to the submission of any written publication or any oral public disclosure (the "Review Period") to allow Company to review and suggest revisions to the disclosure, and to determine whether any Invention or its Confidential Information would be disclosed. If Company reasonably determines that the proposed disclosure would reveal an Invention or Company Confidential Information, then Company shall notify University of such determination and its basis prior to the expiration of the Review

Period. With respect to disclosure of an Invention, the University agrees not to submit the written publication or presentation of the oral public disclosure, or otherwise disclose the Research Results in any manner that would compromise Company's ability to obtain valid Patent Rights covering such Invention. University shall not disclose Research Results and/or an Invention until one of the following events occurs: (i) Company and University agree that no patentable Invention exists; (ii) University or Company files a patent application claiming the relevant Invention pursuant to Article 6; or (iii) Company and University, jointly agree upon revisions that prevent disclosure of any Invention. With respect to disclosure of Company Confidential Information, upon receipt of notice by Company, the University agrees to delete such information from any proposed disclosure. The foregoing notwithstanding, in the event that Sponsor and/or its sublicensee notifies Principal Investigator and/or University that a proposed publication of Research Results contains information which is of substantial commercial importance to Sponsor and/or its sublicensee, Principal Investigator and University shall delay the proposed publication, or any other form of public disclosure of such information by Principal Investigator and/or University, for a period not to exceed eighteen (18) months from the filing date of the first patent application covering the information contained in the proposed publication. In the event that Principal Investigator and/or Institution notifies Sponsor of evidence that an independent third party is preparing to publish, or otherwise publicly disclose, essentially the same information as that contained in a proposed publication by Principal Investigator and/or University which has been delayed by Sponsor, Sponsor will seriously consider a request by Principal Investigator and/or University to allow such delayed publication to occur on an expedited bases, provided that absent written approval from Sponsor no such expedited publication shall occur. For the avoidance of doubt, the Principal Investigator and/or University will be free to publish on the samples and data collected and generated outside this Agreement under MRC funding according to MRC policy. Such publication shall not be subject to the terms of this agreement.


8. Term and Termination.

         8.1. Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the provisions of this Agreement shall remain in effect on a country-by-country basis until the later of (i) the expiration of all valid claims of issued patents within Patent Rights in such country or (ii) for a period of ten (10) years after the first commercial sale of Licensed Products or Licensed Services in such country.

         8.2. Voluntary Termination by Company. Company shall have the right to terminate this Agreement, for any reason, upon ninety (90) days prior written notice to University.

         8.3. Termination for Default. In the event that either party commits a material breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the party in breach.

         8.4. Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

         8.5. Effect of Termination. The following provisions shall survive the expiration or termination of this Agreement: Articles 1 and 9; Sections 3.2.,
5.2. (obligation to provide final report and payment), 7.1., 7.2., 8.5., and
10.10. Upon the early termination of this Agreement, Company and its Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, provided that (i) Company is current in payment of all amounts due University under this Agreement, (ii) Company pays University the applicable royalty on such sales of Licensed Products in accordance with the terms and conditions of this Agreement, and (iii) Company and its Affiliates and Sublicensees shall complete and sell all work-in-progress and inventory of Licensed Products within six (6) months after the effective date of termination. Upon termination of this Agreement, any sublicenses entered into by the Company hereunder shall be automatically assigned to the University, and such sublicenses shall remain in full force and effect in accordance with their terms.


9. Dispute Resolution.

         9.1. Procedures Mandatory. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement; provided, however, that all procedures and deadlines specified in this Article may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article, as modified by their written agreement, the other party may bring an action for specific performance in any court of competent jurisdiction.

         9.2. Dispute Resolution Procedures.

                  (a) Negotiation. In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within twenty-one
(21) days after the date such notice is received by the other party (the "Notice Date"). Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and shall attempt in good faith to negotiate a settlement.

                  (b) Arbitration. If the matter remains unresolved within sixty
(60) days after the Notice Date, or the senior executives fail to meet within thirty (30) after the Notice Date, either party may initiate arbitration upon written notice to the other party, whereupon both parties shall be obligated to engage in arbitration pursuant to this Section 9.2(b). All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with said Rules. The place of arbitration shall be London, England and the law applicable to the arbitration procedure shall be determined by referring to the law of the place of arbitration. The arbitrator shall determine the matters in dispute in accordance with the laws of The Commonwealth of Massachusetts pursuant to Section 10.10 of this Agreement. The English language shall be used throughout the arbitral proceedings. The parties agree to exclude any right of application or appeal to the English Courts in connection with any question of law arising in the course of the arbitration or with respect to any award made. Notwithstanding the above, either party has the right to bring suit in a court of competent jurisdiction against the other party for any breach of the other party's duties of confidentiality pursuant to Article 7 of this Agreement.

         9.3. Preservation of Rights Pending Resolution.

                  (a) Performance to Continue. Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out or relating to this Agreement; provided, however, that a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

                  (b) Provisional Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of and/or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief in a court of competent jurisdiction if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

                  (c) Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Subsections 9.2.(a) and 9.2(b) are pending. The parties shall take any actions necessary to effectuate this result.


10. Miscellaneous.

         10.1. Representations and Warranties.

         University represents and warrants that (i) its employees have assigned to University their entire right, title, and interest in the Research Results, Project Materials and Patent Rights; (ii) it has not licensed, assigned or otherwise granted, and is under no obligation to license, assign or grant, any right or interest in the Research Results, Project Materials, or Patent Rights to any third party; (iii) it has the right to grant the rights granted hereunder; (iv) the granting of such rights does not require the consent of any third party; and (v) there are no outstanding agreements or encumbrances inconsistent with the provisions of this Agreement.

UNIVERSITY MAKES NO OTHER WARRANTIES CONCERNING THE PATENT RIGHTS, RESEARCH RESULTS, AND PROJECT MATERIALS, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Specifically, University makes no warranty or representation (i) regarding the validity or scope of the Patent Rights, (ii) that the exploitation the Patent Rights or any Licensed Product or Licensed Service will not infringe any patents or other intellectual property rights of a third party, and (iii) that any third party is not currently infringing or will not infringe the Patent Rights.

         10.2. Authority to Enter Agreement. Each of the parties warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

         10.3. Publicity Restrictions. Neither party shall use the name of the other party or any of its trustees, officers, faculty, students, employees, or agents, as the case may be or any adaptation of such names, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of such other party. The foregoing notwithstanding, Company shall have the right to disclose such information without the consent of University in any document or filing required by applicable securities laws or other applicable law or regulation.

         10.4. Relationship of Parties. For the purposes of this Agreement, each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for in this Agreement or authorized in writing by the other party.

         10.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         10.6. Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

         10.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         10.8. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except that Company may assign this Agreement to an affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.

         10.9. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by the authorized officials of both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         10.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.

         10.11. Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:


         If to University:

         The Director of Innovation and Research Support
         University of Southampton
         Highfield, Southampton S017 1BJ
         England
         Attention:        Dr. Don P. Fox

         Tel: (44) 01703 593095
         Fax: (44) 01703 593585

         If to Company:

         Genome Therapeutics Corporation
         100 Beaver Street
         Waltham, Massachusetts 02154
         Attention:        Manager, Business Development
         Invoices to:      Comptroller

         Tel: 617-893-5007
         Fax: 617-893-8277

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

         10.12. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 7. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

         10.13. Entire Agreement. Except for the Research Agreement, this Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


UNIVERSITY OF SOUTHAMPTON              GENOME THERAPEUTICS CORPORATION




By: /s/                                By: /s/
   ----------------------------           -----------------------------------

Title: Director IRS                    Title: V.P., Business Development
      -------------------------              --------------------------------

EXHIBIT A

List of Patent Rights


Patent Rights

[to be completed]

                                    Exhibit E

                                   ARBITRATION


         The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of the Agreement. In the event of the occurrence of any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of the Agreement including disputes relating to an alleged breach or termination of the Agreement it shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner set forth below; provided, however, that the neutral referred to below shall give effect to the provisions of the Agreement and shall not adjust, modify or change the effects of termination as set forth in the Agreement.

         (a) If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice (the "ADR Request") by certified or registered mail or properly documented overnight delivery to the other party informing such other party of such intention and the issues to be resolved. The notice shall explain the nature of the complaint and refer to the relevant sections of the Agreement upon which the complaint is based. The complaining party shall also set forth a proposed solution to the problem, including a suggested time frame within which the parties must act.

         (b) The non-complaining party must respond in writing within forty-five
(45) days of receiving notice with an explanation, including references to the relevant provisions of the Agreement and a response to the proposed solution and suggested time frame for action. The non-complaining party may add additional issues to be resolved.

         (c) Within fifteen (15) days of receipt of the response from the non-complaining party, the parties shall meet and discuss options for resolving the dispute. The complaining party must initiate the scheduling of this resolution meeting. Each party shall make available appropriate personnel to meet and confer with the other party within the fifteen (15) day period following the complaining party's receipt of the response by the non-complaining party.

         (d) Any and all disputes that cannot be resolved pursuant to Paragraphs
(a), (b) and (c) shall be submitted to a neutral who shall be selected by mutual agreement of the parties. If the parties are unable to agree upon a neutral, then the neutral shall be selected in accordance with the procedures of the American Arbitration Association. The neutral shall be an individual who shall preside over and resolve any disputes between the parties. The neutral selected shall be a former judge of a state or federal court and shall not be a current or former employee, director or shareholder of, or otherwise have any current or previous relationship with, either party or its respective affiliates. The ADR shall be conducted in accordance with the rules of the American Arbitration Association then in effect, subject to the time periods and other provisions of this Exhibit or as otherwise set forth in the Agreement.

         (e) Consistent with the time schedule established pursuant to Paragraphs (f) and (g) the neutral shall hold a hearing to resolve each of the issues identified by the parties and shall render the award as expeditiously as possible but in no event more than (30) days after the close of hearings. In making the award the neutral shall rule on each disputed issue and shall be based on in whole or in part the proposed ruling of one of the parties on each disputed issue.

         (f) During the meeting referred to in Paragraph (c), the parties shall negotiate in good faith the scope and schedule of discovery, relating to depositions, document production and other discovery devices, taking into account the nature of the dispute submitted for resolution. If the parties are unable to reach agreement as to the scope and schedule of discovery, the neutral may order such discovery as he deems necessary. To the extent practicable taking into account the nature of the dispute submitted for resolution, such discovery shall be completed within sixty (60) days from the date of the selection of the neutral. At the hearing, which shall commence within twenty (20) days after completion of discovery unless the neutral otherwise orders, the parties may present testimony (either live witness or deposition), subject to cross-examination, and documentary evidence. To the extent practicable taking into account the nature of the dispute submitted for resolution and the availability of the neutral, the hearing shall be conducted over a period not to exceed thirty (30) consecutive business days, with each party entitled to approximately half of the allotted time unless otherwise ordered by the neutral. In the event that GTC files the ADR Request pursuant to Paragraph (a) hereof, then the hearing shall be conducted in Newark, New Jersey. In the event that SC files the ADR Request pursuant to Paragraph (a) hereof, then the hearing shall be conducted in Boston, Massachusetts. Each party shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing. The neutral shall, in rendering its decision, apply the substantive law of Massachusetts. The decision of the neutral shall be final and not appealable, except in the case of fraud or bad faith on the part of the neutral or any party to the ADR proceeding in connection with the conduct of such proceedings.

         (g) At least twenty (20) business days prior to the date set for the hearing, each party shall submit to each other party and the neutral a list of all documents on which such party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such party intends to call at such hearing and a brief summary of each witness' testimony. At least five (5) business days prior to the hearing, each party must submit to the neutral and serve on each other party a proposed findings of fact and conclusions of law on each issue to be resolved. Following the close of hearings, the parties shall each submit such post-hearing briefs to the neutral addressing the evidence and issues to be resolved as may be required or permitted by the neutral.

         (h) Except as otherwise set forth herein, the neutral shall determine the proportion in which the parties shall pay the costs and fees of the ADR, except that each party shall pay its own costs (including, without limitation, reasonable attorneys fees) and expenses in connection with such ADR; provided, however, that if the neutral determines that the action of any party was arbitrary, frivolous or in bad faith, the neutral may award such costs and expenses to the prevailing party.

         (i) The ADR proceedings shall be confidential and, except as required by law, neither party shall make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of the other party. The existence of any dispute submitted by ADR, and the award of the neutral, shall be kept in confidence by the parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

         (j) For the purposes of these arbitration provisions, the parties acknowledge their diversity and agree to accept the jurisdiction of the Federal District Court in Newark, New Jersey or Boston, Massachusetts (as selected by the party seeking to enforce) for the purposes of enforcing awards entered pursuant to these arbitration provisions and for enforcing the agreements reflected in this Paragraph (j).

         (k) Nothing contained herein shall be construed to permit the neutral or any court or any other forum to award punitive, exemplary or any similar damages. By entering into the Agreement and exercising their rights to arbitrate, the parties expressly waive any claim for punitive, exemplary or any similar damages. The only damages recoverable under this Agreement are compensatory damages.

         (l) The procedures specified herein shall be the sole and exclusive procedures for the resolution of disputes between the parties which are expressly identified for resolution in accordance with these arbitration provisions.



                                      - 3 -